UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Information Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
BLACKHAWK NETWORK HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BLACKHAWK NETWORK HOLDINGS, INC.
6220 Stoneridge Mall Road
Pleasanton, CA 94588

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 9, 2017
On June 9, 2017, Blackhawk Network Holdings, Inc., or the Company, will hold its Annual Meeting of Stockholders at 10:00 a.m. Pacific Time. The meeting will be held at the Pleasanton Marriott Hotel, 11950 Dublin Canyon Road, Pleasanton, CA 94588, for the following purposes:
1.To elect Anil Aggarwal, Richard H. Bard, Thomas Barnds, Steven A. Burd, Robert L. Edwards, Jeffrey H. Fox, Mohan Gyani, Paul Hazen, Robert B. Henske, Talbott Roche, Arun Sarin, William Y. Tauscher and Jane J. Thompson as directors;
2.To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2017 fiscal year ending December 30, 2017;
3.To approve, on a non-binding, advisory basis, the compensation of our named executive officers (the “say-on-pay” vote) as disclosed in the attached Proxy Statement pursuant to compensation disclosure rules under the Securities Exchange Act of 1934, as amended;
4.To cast a non-binding, advisory vote on the frequency of future say-on-pay votes; and
5.To approve the amendment to our 2013 Equity Incentive Award Plan, or the 2013 Plan, to increase the number of shares of Common Stock that may be issued under the 2013 Plan by 2,000,000 shares, to limit the value of equity and cash awards made to non-employee directors in any calendar year to $750,000, and to prohibit payment of dividends and dividend equivalents on unearned and unvested awards.
To transact such other business as may properly come before the meeting or at any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders who owned our common stock at the close of business on April 13, 2017, the record date set by our Board of Directors, can vote at this meeting or any adjournments or postponements thereof.
Our Board of Directors recommends that you vote “FOR” the election of the director nominees named in Proposal No. 1 of the Proxy Statement; “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2017 fiscal year ending December 30, 2017 as described in Proposal No. 2 of the Proxy Statement; “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, or NEOs, as described in Proposal No. 3 of the Proxy Statement; “FOR” every “1 YEAR” with respect to the non-binding, advisory vote on the frequency of future say-on-pay votes as described in Proposal No. 4 of the Proxy Statement; and “FOR” the approval of an amendment to the 2013 Plan as described in Proposal No. 5 of the Proxy Statement.

For our Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report to Stockholders, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials. The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the recommendation of the Board of Directors with regard to each matter; a toll-free number, an e-mail address and a website where stockholders can request a paper or email copy of the Proxy Statement, our Annual Report to Stockholders and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to attend the Annual Meeting and vote in person.
You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to vote and submit your proxy by following the voting procedures described in the Notice of Internet Availability of Proxy Materials or on the proxy card.

By Order of the Board of Directors,
/s/ Kirsten Richesson
Kirsten Richesson
General Counsel and Secretary

Pleasanton, California
Dated: April 20, 2017

i

BLACKHAWK NETWORK HOLDINGS, INC.
6220 Stoneridge Mall Road
Pleasanton, CA 94588

2017 PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF THE STOCKHOLDERS

June 9, 2017

The Board of Directors of Blackhawk Network Holdings, Inc. is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders to be held on June 9, 2017, at 10:00 a.m., local time, and any adjournment or postponement of that meeting, or the Annual Meeting. The Annual Meeting will be held at the Pleasanton Marriott Hotel, 11950 Dublin Canyon Road, Pleasanton, CA 94588.
The only voting securities of Blackhawk Network Holdings, Inc. are shares of common stock, par value $0.001 per share, or Common Stock, of which there were 56,325,418 shares outstanding as of April 13, 2017, the Record Date. We need the holders of a majority in voting power over the shares of Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, to hold the Annual Meeting.
In this Proxy Statement, we refer to Blackhawk Network Holdings, Inc. as the “Company,” “Blackhawk,” “we” or “us” and the Board of Directors as the “Board.” When we refer to Blackhawk’s fiscal year, we mean the 52‑week or 53‑week fiscal year ending on the Saturday closest to December 31. The fiscal year presented in this Proxy Statement consists of the 52‑week period ended December 31, 2016.
The Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, or the SEC, is available in the “Financial Reports & SEC Filings – SEC Filings” section of our website at http://ir.blackhawknetwork.com. You also may obtain a copy of the Company’s Annual Report on Form 10-K, without charge, by contacting: General Counsel and Secretary, c/o Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588.

QUESTIONS AND ANSWERS
Why did I receive a notice regarding the availability of proxy materials on the Internet?
We have elected to use the Internet as the primary means of providing our proxy materials to stockholders. Accordingly, on or about April 26, 2017, we are making this Proxy Statement and the accompanying proxy card, Notice of Annual Meeting of Stockholders and the Company’s Annual Report on Form 10-K to Stockholders available on the Internet and mailing a Notice of Internet Availability of Proxy Materials, or Notice, to stockholders of record as of April 13, 2017, or the Record Date. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders as of the Record Date will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice.
Will I receive any other proxy materials by mail?
You may request a printed copy of our proxy materials by following the instructions found in the Notice.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote over the Internet or by telephone, by requesting and returning a printed proxy card, or by submitting a ballot in person at the Annual Meeting.
Who can vote at the Annual Meeting?
Only stockholders that our records show owned shares of Common Stock as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, we had a total of 56,325,418 shares of Common Stock issued and outstanding, which were held of record by approximately 8,345 stockholders. The stock transfer books will not be closed between the Record Date and the date of the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date, your shares were registered directly in your name with the transfer agent for our Common Stock, Wells Fargo Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares electronically over the Internet or by telephone, or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time, to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that institution. The institution holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct the institution that holds your shares instructions on how you would like your shares voted. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your brokerage firm, bank, dealer or other agent in advance.

What are you being asked to vote on?
You are being asked to vote “FOR” the following:

•
Proposal No. 1: To elect Anil Aggarwal, Richard H. Bard, Thomas Barnds, Steven A. Burd, Robert L. Edwards, Jeffrey H. Fox, Mohan Gyani, Paul Hazen, Robert B. Henske, Talbott Roche, Arun Sarin, William Y. Tauscher and Jane J. Thompson as directors;

•	Proposal No. 2: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2017 fiscal year ending December 30, 2017;

•	Proposal No. 3: To approve, on a non-binding, advisory basis, the say-on-pay vote;

•	Proposal No. 4: To vote for every “1 YEAR” with respect to the non-binding, advisory vote on the frequency of future say-on-pay votes; and

•
Proposal No. 5: To approve the amendment to our 2013 Equity Incentive Award Plan, or the 2013 Plan, to increase the number of shares of Common Stock that may be issued under the 2013 Plan by 2,000,000 shares, to limit the value of equity and cash awards made to non-employee directors in any calendar year to $750,000, and to prohibit payment of dividends and dividend equivalents on unearned and unvested awards.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.
How do I vote?
You may vote by mail or follow any alternative voting procedure described on the proxy card or the Notice. To use an alternative voting procedure, follow the instructions on each proxy card that you receive or on the Notice.
For the election of directors, you may either vote “FOR” each of the thirteen nominees or you may withhold your vote for any nominee you specify. For the ratification of the selection of the Company’s independent auditors and the non-binding, advisory vote to approve named executive officer compensation, or approval of the amendment to the 2013 Plan, you may vote “FOR” or “AGAINST” or abstain from voting. For the non-binding, advisory vote on the frequency of future say-on-pay votes, you may choose (1) every year (“1 YEAR” on the proxy card), (2) every two years (“2 YEARS” on the proxy card) or (3) every three years (“3 YEARS” on the proxy card); in addition, you may choose to abstain from voting on this proposal.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy over the Internet or, if you properly request and receive a proxy card by mail or email, by signing, dating and returning the proxy card, over the Internet or by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote by proxy over the Internet, follow the instructions provided in the Notice of Internet Availability of Proxy Materials or on the proxy card.

•	To vote by telephone, if you properly requested and received a proxy card by mail or email, you may vote by proxy by calling the toll free number found on the proxy card.

•
To vote by mail, if you properly requested and received a proxy card by mail or email, simply complete, sign and date the proxy card and return it promptly. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on June 8, 2017. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting. We provide telephonic and Internet proxy voting to allow you to vote your shares by phone or online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your telephone and Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, over the Internet or in person at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation) and certain corporate governance proposals, even if management supported. Accordingly, your broker or nominee may not vote your shares on Proposals No. 1, No. 3, No. 4, and No. 5 without your instructions, but may vote your shares on Proposal No. 2.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without indicating voting selections, your shares will be voted, as applicable:

•	“For” the election of all thirteen nominees for director;

•	“For” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2017 fiscal year ending December 30, 2017;

•	“For” approval, on a non-binding, advisory basis, of the compensation of our NEOs;

•	For every “1 YEAR” with respect to the non-binding, advisory vote on the frequency of future say-on-pay votes; and

•
“For” the approval of the amendment to the 2013 Plan to increase the number of shares of Common Stock that may be issued under the 2013 Plan by 2,000,000 shares, to limit the value of equity and cash awards made to non-employee directors in any calendar year to $750,000, and to prohibit payment of dividends and dividend equivalents on unearned and unvested awards.

If any other matter is properly presented at the Annual Meeting, your proxy (that is, one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy over the Internet, by telephone or by mail with a later date.

•	You may send a written notice that you are revoking your proxy to our General Counsel and Secretary at Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your brokerage firm, bank, dealer or other agent, you should follow the instructions provided by them. In addition, if you obtain a legal proxy from you respective broker firm, bank, dealer or other agent, you may change your votes by voting in person at the Annual Meeting.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, “For” and “Withhold” votes and broker non-votes; with respect to the proposal regarding the frequency of future “say-on-pay” votes, votes for frequencies of every “1 Year,” every “2 years,” or every “3 years,” abstentions and broker non-votes; and, with respect to the other proposals, “For” and “Against” votes, abstentions and, if applicable, broker non-votes.
Abstentions will be counted towards the vote total for each of Proposals No. 2, No. 3 and No. 5, and will have the same effect as “Against” votes. For Proposal No. 4, abstentions will be counted towards the vote total, and will have the same effect as votes against each of the proposed voting frequencies. Broker non-votes have no effect and will not be counted towards the vote total for Proposal No. 1, No. 3, No. 4 and No. 5. We do not expect that there will be any broker non-votes for Proposal No. 2.

What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?

•
For the election of directors, the thirteen nominees receiving the most “For” votes (from the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting) will be elected. Only votes “For” will affect the outcome. Broker non-votes and “Withhold” votes will have no effect.

•
To be approved, Proposal No. 2, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2017, must receive “For” votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Proposal No. 2 is considered a routine matter, and therefore no broker non-votes are expected in connection with Proposal No. 2.

•
To be approved, Proposal No. 3, advisory approval of the compensation of our NEOs, must receive “For” votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•
For Proposal No. 4, the advisory vote on the frequency of future say-on-pay votes, the frequency receiving the votes of the holders of a majority of shares either present in person or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by the stockholders. If you “Abstain” from voting, it will have the same effect as a vote against each of the proposed voting frequencies. Broker non-votes will have no effect.

•
To be approved, Proposal No. 5, the approval of the amendment to the 2013 Plan to increase the number of shares of Common Stock that may be issued under the 2013 Plan by 2,000,000 shares, to limit the value of equity and cash awards made to non-employee directors in any calendar year to $750,000, and to prohibit payment of dividends and dividend equivalents on unearned and unvested awards must receive “For” votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding 56,325,418 shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the Record Date, there were shares outstanding and entitled to vote, and therefore 28,162,710 shares present at the Annual Meeting in person or represented by proxy will be required for a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power over the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place, but no other business may be transacted at the meeting.

How are proxies solicited and who is paying for this proxy solicitation?
The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firm, bank, dealer or other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on each Notice or the proxy card that you receive by mail or email pursuant to your request, which include instructions for voting over the Internet, by telephone or by signing, dating and returning any of such proxy cards.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in the proxy materials for next year’s annual meeting, your proposal must be submitted in writing by December 27, 2017 to our General Counsel and Secretary at Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588. If you wish to submit a proposal that is not to be included in next year’s proxy materials pursuant to the SEC’s stockholder proposal procedures or to nominate a director, you must do so between February 9, 2018 and March 11, 2018; provided that if the date of the annual meeting is earlier than May 10, 2018 or later than August 8, 2018 your proposal to be timely must be submitted not earlier than the 120th day prior to the annual meeting date and not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the Company’s filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days following the day that final results are available.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Our Board currently consists of thirteen directors. At our 2016 annual meeting, the Company’s stockholders approved the Company’s Third Amended and Restated Certificate of Incorporation, in order to declassify the Board effective at this year’s Annual Meeting. In order to effect the declassification of our Board, all of the nominees have tendered their resignations, with such resignations to become effective immediately upon the effectiveness of the Third Amended and Restated Certificate of Incorporation and prior to the Annual Meeting. Therefore, beginning with this year’s Annual Meeting all of our directors will stand for election on an annual basis.
Nominees
This year, upon the recommendation of our Nominating and Corporate Governance Committee, our Board nominated Anil Aggarwal, Richard H. Bard, Thomas Barnds, Steven A. Burd, Robert L. Edwards, Jeffrey H. Fox, Mohan Gyani, Paul Hazen, Robert B. Henske, Talbott Roche, Arun Sarin, William Y. Tauscher and Jane J. Thompson to stand for election as directors, each of whom is currently a director of the Company. If elected at the Annual Meeting, each nominee will hold office for a one-year term ending in 2018 and until his or her successor has been elected and qualified, or until his or her earlier resignation or removal.
All of the nominees have each informed us that they are willing to serve as a director. If any nominee ceases to be a candidate for election for any reason, the proxy will be voted for a substitute nominee designated by the Company’s Board. The Board currently has no reason to believe that any nominee will not remain a candidate for election as a director or will be unwilling to serve as a director if elected. See below under “Nominating and Corporate Governance Committee” for more information about the nomination process and the factors that our Nominating and Corporate Governance Committee considers to evaluate, identify and recommend nominees for the Board.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR
THE ELECTION OF EACH NAMED NOMINEE

Set forth below is information as of the Record Date regarding our nominees who will stand for election at the Annual Meeting:

Name	Age	Director Since	Position/Office Held With the Company
Anil D. Aggarwal	47	February 2016	Director
Richard H. Bard	69	October 2014	Director
Thomas Barnds	48	February 2017	Director
Steven A. Burd	67	August 2007	Director
Robert L. Edwards	61	July 2008	Director
Jeffrey H. Fox	55	April 2017	Director
Mohan Gyani	65	August 2007	Director
Paul Hazen	75	August 2007	Director
Robert B. Henske	55	April 2017	Director
Talbott Roche	50	February 2016	President, Chief Executive Officer and Director
Arun Sarin	62	August 2009	Director
William Y. Tauscher	67	August 2007	Chairman of the Board, Executive Chairman and Former Chief Executive Officer
Jane J. Thompson	65	October 2014	Director

Set forth below is biographical information for the nominees. The following includes certain information regarding our nominees’ individual experiences, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.
Cooperation Agreement with JANA Partners LLC
On March 16, 2017, the Company and JANA Partners LLC (“JANA”) entered into a Cooperation Agreement (the “Cooperation Agreement”). Pursuant to the Cooperation Agreement, the Company agreed to expand its Board from eleven to thirteen members and appoint Robert B. Henske and Jeffrey H. Fox to fill the vacancies (the “New Directors”), no later than April 24, 2017. In addition, pursuant to the Cooperation Agreement, the Company agreed to include the New Directors on the Company’s slate of director nominees for the Annual Meeting.

Directors Who Stand for Election at this Annual Meeting
Anil D. Aggarwal. Mr. Aggarwal has served on the Board since February 2016. Mr. Aggarwal is currently employed at Oak HC/FT Partners, LLC, a venture capital firm, where he has served as Venture Partner since October 2014 and at Shoptalk Commerce, LLC, where he has served as Chief Executive Officer and Chairman since June 2015. From June 2011 to August 2014, Mr. Aggarwal served as Chief Executive Officer and Chairman of Money20/20, LLC, which was acquired in August 2014 by WGSN, Inc., for which Mr. Aggarwal has since served as a consultant, on behalf of an affiliate. From April 2012 to March 2013, Mr. Aggarwal served as Head of Business Development, Payments and Wallet at Google, Inc., a multinational technology company specializing in Internet-related services and products. From January 2008 until its acquisition by Google, Inc. in April 2012, he served as Chief Executive Officer and Chairman of TxVia, Inc., a company offering processing solutions for payments and financial services applications. Mr. Aggarwal has been an entrepreneur, investor and executive for more than fifteen years. Because of his experience in business management and the financial services industry, the Board believes that he is able to contribute valuable input to the Board on the Company’s strategic and business affairs.
Richard H. Bard. Mr. Bard has served on the Board since October 2014. Mr. Bard is the Founder, Chairman and Chief Executive Officer of Bard Capital Group LLC, an operating and investment business. Mr. Bard currently serves as the Chairman of Blastrac Global, Inc., a privately held global machinery manufacturer, and Chairman and Co-CEO of Centennial Jet Partners LLC., a privately held company operating in the hospitality sector. Mr. Bard served as Vice Chairman of CIC Bancshares, Inc., a bank holding company, from 2010 to 2016. He served as manager of AmQuip Holdings, LLC, a provider of manned and bare rental lifting solutions, from 2007 to 2014 when it was acquired by Clearlake Capital Group, L.P.  He also served as Chairman and Deputy Chairman of the Federal Reserve Bank of Kansas City from 2002 to 2006. He is a founding member of the Board of Visitors at Penn State’s Smeal College of Business,

and he was a former Chairman of the Advisory Board of the Business School at University of Colorado at Denver. He also created the Bard Center for Entrepreneurship at the Business School of the University of Colorado at Denver. Mr. Bard brings to the Board extensive knowledge and experience as a director across a diverse set of companies and as an executive and entrepreneur.
Thomas Barnds. Mr. Barnds has served on the Board since February 2017. He has been an entrepreneur and executive for more than twenty years. He is currently a Managing Partner of and founding partner at Accel-KKR, a private equity firm, where he has been employed since 2000.  Prior to joining Accel-KKR, Mr. Barnds served as a Managing Director of Nassau Capital, L.L.C., a private equity firm where he led growth equity investments as well as buyouts and recapitalizations in technology, energy, telecommunications, energy, media, and healthcare for four years. From 1992 to 1994, he worked in various roles in finance and marketing at McGaw, Inc., a pharmaceutical and medical device company.  From 1990 to 1992, he was a member of the Investment Banking Division of Alex Brown & Sons, an investment bank, where he worked with emerging growth and technology companies. In addition, Mr. Barnds currently serves and has served on the boards of various private technology companies. The Board believes that Mr. Barnds’ industry background, including his extensive experience as a senior executive and a director of various companies and his financial experience and current knowledge of financing trends, position him to make an effective contribution to the Board.
Steven A. Burd. Mr. Burd has served on the Board since August 2007. Mr. Burd is the Founder of Burd Health LLC, a company helping large self-insured employers reduce health-care costs, and has been serving as its Chief Executive Officer since September 2013. He served as Chief Executive Officer of Safeway Inc., a retail food and drug company (which was acquired by Albertsons Holdings LLC, or Albertsons, in January 2015) from May 1993 to May 2013 and as President from October 1992 to April 2012. Mr. Burd served on the board of directors of Safeway from September 1993 to May 2013 and as Chairman of the board of directors of Safeway from May 1998 to May 2013. Mr. Burd is also a director of Kohl’s Corporation, a specialty department store company, and of the Prostate Cancer Foundation, a non-profit foundation funding prostate cancer research. He also served as a director of Physiotherapy Associates, a privately held company providing outpatient physical rehabilitation care, from January 2014 to March 2016. Mr. Burd brings to the Board considerable management, directorial, board committee experience and an understanding of our business.
Robert L. Edwards. Mr. Edwards has served on the Board since July 2008. Mr. Edwards was EVP and CFO of Safeway from March 2004 until April 2012, was Chief Executive Officer of Safeway from May 2013 until January 2015 and President of Safeway from April 2012 until Safeway was acquired by Albertsons in January 2015 when he served as Chief Executive Officer of Albertsons until April 2015. Mr. Edwards also served as Vice Chairman of Albertsons in 2015. Prior to joining Safeway, from September 2003 to March 2004, he served as Executive Vice President and Chief Financial Officer of Maxtor Corporation, a hard disk drive manufacturer. From 1998 to August 2003, Mr. Edwards held various executive positions, including Chief Financial Officer and Chief Administrative Officer at Imation Corporation, a developer, manufacturer and supplier of magnetic and optical data storage media. Mr. Edwards serves as a director of Target Corp., a company operating general merchandise discount stores, where he currently serves as Chairman of its Infrastructure and Investment Committee and a member of its Risk and Compliance Committee since January 2017. He previously served on the Audit Committee of Target Corporation until January 2017. From November 2011 and June 2013, Mr. Edwards served as a director of KKR Financial Holdings LLC, a specialty finance company, where he served on the Audit Committee. From October 2008 to October 2012, he served on the board of directors of Flextronics International Ltd., an electronics manufacturing services provider. Mr. Edwards brings to the Board both a strong understanding of our business and extensive knowledge of financial reporting.
Jeffrey H. Fox. Mr. Fox has served on the Board since April 2017. Mr. Fox was appointed by the Board pursuant to the Cooperation Agreement. Mr. Fox is a principal of The Circumference Group LLC, an investment and advisory firm which he founded in 2009. Mr. Fox was President and Chief Executive Officer of Convergys Corporation, a customer management company with approximately $3 billion in revenue, from 2010 to November 2012, and then Executive Chairman until April 2013. Previously, Mr. Fox worked for Alltel Corporation, a wireless company acquired by Verizon Wireless in 2009, as Chief Operating Officer from 2007 through 2008, and as a Group President from 1996 until 2007. Mr. Fox also currently serves as non-executive Chairman of the Board of Convergys Corporation and as a member of the board of Avis Budget Group, Inc. Mr. Fox is a party to a nomination agreement with JANA, pursuant to which he has agreed to stand for election or be appointed by the Board in exchange for JANA’s agreement to indemnify him against liabilities arising from any proxy contest related to his conduct as nominee and to pay him $60,000 upon the signing of the nomination agreement and $140,000 if he is elected or appointed to the Board, which payments are intended to fund his acquisition of Company stock and are subject to certain other restrictions. Mr. Fox brings to the

Board significant experience in business strategy as a current and past senior executive of large companies, as well as considerable directorial and board committee experience.
Mohan Gyani. Mr. Gyani has served on the Board since August 2007. He has served as Vice Chairman of the board of directors of Mobileum, Inc., a provider of mobile operator solutions, from January 2006 to September 2016, and also served as Chairman of the board of directors and Chief Executive Officer of Mobileum from May 2005 through December 2005. Mr. Gyani served as the President and Chief Executive Officer of AT&T Wireless Mobility Services, or AT&T Wireless, a company providing wireless voice and data communications services and products, from 2000 until his retirement from that company in 2003, after which he served as a senior advisor to the Chairman and Chief Executive Officer of AT&T Wireless through December 2004. From 1995 to 1999, Mr. Gyani was Executive Vice President and Chief Financial Officer of AirTouch Communications, Inc., a wireless telephone service provider. Upon the acquisition of AirTouch by Vodafone Group Plc., a global mobile communications company, Mr. Gyani served as Executive Director on the board of Vodafone AirTouch Plc and as its head of strategy and M&A until July 1999. Mr. Gyani spent 15 years with Pacific Telesis Group, Inc., parent of Pacific Bell, a telecommunications company, where he held various financial and operational positions. Mr. Gyani serves on the board of directors of Digital Turbine, Inc., a mobile software company. He also serves on the board of directors of IDEA Cellular, a wireless service provider, and MUFG Union Bank, N.A., a full-service bank, and its financial holding company, MUFG Americas Holdings Corporation, as well as the boards of other private companies that are in the wireless mobile space. Previously, from December 2009 to May 2016, Mr. Gyani served on the board of directors of Ruckus Wireless, Inc., a Wi-Fi technology company; from March 2011 to July 2015, Mr. Gyani served as a director of Audience, Inc., a provider of intelligent voice and audio solutions, and as chairman from August 2011 to July 2015; from June 2007 to June 2010, he served on the board of directors of Mobile Telesystems, Inc., a cell phone operator; from March 2002 to August 2013, he served on the board of directors of Keynote Systems, Inc., a mobile and web cloud testing and monitoring company; and from October 2004 to January 2015, he served on the board of directors of Safeway. Mr. Gyani brings to the Board an in-depth knowledge of, and years of experience in, public company governance.
Paul Hazen. Mr. Hazen has served on the Board since August 2007. Mr. Hazen is the former Chairman and Chief Executive Officer of Wells Fargo & Company (“Wells Fargo”). Mr. Hazen joined Wells Fargo in 1970. He served as Vice Chairman from 1981 to 1984, President and Chief Operating Officer from 1984 to 1995, Chairman and Chief Executive Officer from January 1995 to November 1998, and Chairman from January 1995 to May 2001. Mr. Hazen was also the President of Wells Fargo Real Estate Investment Trust, a publicly traded REIT, from 1973 to 1978. Mr. Hazen retired after he left his post as Chairman of Wells Fargo in May 2001. Mr. Hazen is currently Chairman of Accel-KKR LLC, a private equity firm, and serves on the board of KSL Recreation Group, Inc., a hospitality firm. Past board positions include KKR Financial Holdings LLC (Chairman), a specialty finance company, Safeway (Lead Independent Director), Phelps Dodge International Corporation, a copper lining company, Vodafone Group Plc (Deputy Chairman and Lead Independent Director), a global mobile communications company, Willis Towers Watson Plc (formerly Willis Group Holdings Ltd.), an advisory, broking, and solutions company, Prosper Marketplace, Inc., a company providing online peer-to-peer lending marketplace services, National Retirement Partners, a financial services company, Xstrata Plc, a company providing metal mining services through its subsidiaries, the San Francisco Symphony, and the San Francisco Museum of Modern Art. Mr. Hazen also served on the Federal Advisory Council to the Federal Reserve from 1987 to 1991, acting as President of the Council in 1991, reporting to Alan Greenspan as Chairman. Mr. Hazen brings to the Board significant experience in business strategy as a current and past senior executive of large companies, as well as considerable directorial and board committee experience.
Robert B. Henske. Mr. Henske has served on the Board since April 2017. Mr. Henske was appointed by the Board pursuant to the Cooperation Agreement. Mr. Henske served as a Managing Director at Hellman & Friedman LLC from July 2007 through 2014, and as a Senior Advisor from 2014 to 2016. From May 2005 until July 2007, he served as Senior Vice President and General Manager of the Consumer Tax Group of Intuit Inc. He was Intuit’s CFO from January 2003 to September 2005. Prior to joining Intuit, he served as Senior Vice President and CFO of Synopsys, Inc., a supplier of electronic design automation software, from May 2000 until January 2003. Mr. Henske has previously been a partner at Oak Hill Capital Management, a Robert M. Bass Group private equity investment firm, and Bain & Company. Mr. Henske has served as a director of VeriFone Systems, Inc. since January 2005. Mr. Henske is a party to a nomination agreement with JANA, pursuant to which he has agreed to stand for election or be appointed by the Board in exchange for JANA’s agreement to indemnify him against liabilities arising from any proxy contest related to his conduct as nominee and to pay him $60,000 upon the signing of the nomination agreement and $140,000 if he is elected or appointed to the board of directors, which payments are intended to fund his acquisition of Company stock and are subject to certain restrictions. Mr. Henske brings to the Board extensive knowledge of financial reporting and significant experience in business strategy as a current and past senior executive of large companies.

Talbott Roche. Ms. Roche has served on the Board since February 2016. Ms. Roche has served as Chief Executive Officer of the Company since February 2016 and President of the Company since November 2010. She originally joined the Company as Assistant Vice President in July 2001 while the Company was a specialty marketing division of Safeway. Ms. Roche transitioned to the role of Senior Vice President, Marketing, Product and Business Development in January 2005 and served in that position until November 2010. Prior to joining the Company, Ms. Roche served as a Branding Consultant and Director of New Business Development for Landor Associates, a marketing consulting firm, from October 2000 to July 2001. From 1996 to 2000, Ms. Roche held various executive positions at News Corporation, a media and marketing services company, including Former Senior Vice President, Sales for the Smart Source iGroup and Vice President, Sales for News America Marketing. Since June 2016, Ms. Roche has served on the board of directors of Electronic Arts Inc., a leading global interactive entertainment software company, and its Compensation Committee. From 2001 to 2007, Ms. Roche served as a member of the board of directors of Network Branded Prepaid Card Association, a leading trade association open to all companies involved in providing prepaid cards that carry a brand network logo to consumers, businesses and government. Ms. Roche holds a B.A. in economics from Stanford University. Because of her considerable business management experience and understanding of our business, the Board believes that she is able to contribute valuable input on the strategic and business affairs to the Board.
Arun Sarin. Mr. Sarin has served on the Board since August 2009. From April 2003 to July 2008, Mr. Sarin was the Chief Executive Officer of Vodafone Group Plc., a global mobile communications company. From October 2009 to October 2014, he served as a senior advisor to Kohlberg Kravis Roberts & Co., a private equity firm. Since October 2015, Mr. Sarin has served on the board of directors of Accenture plc, a management consulting, technology services and outsourcing company. Since September 2009, Mr. Sarin has served on the board of directors of The Charles Schwab Corporation, a provider of brokerage, banking and financial advisory services, and on the board of directors of Cisco Systems, Inc., a networking technology company. From August 2009 to January 2015, Mr. Sarin was a director of Safeway. From 1999 to 2008, he was a director of Vodafone Group Plc. From 1999 to 2003, he was a director of The Gap, Inc., a specialty retailer. From 2005 until 2009, he served as a member of the Court of Directors of the Bank of England. Mr. Sarin brings to the Board significant experience as a former senior executive of a large, global company, where he developed expertise in finance, marketing and operations, and considerable directorial and board committee experience.
William Y. Tauscher. Mr. Tauscher has served as Executive Chairman since July 2016. Previously, he served as our Chief Executive Officer between August 2010 and February 2016. Mr. Tauscher has served as our Head of International since November 2013. Mr. Tauscher has served as a member of the Board since August 2007 and as Chairman of the Board since August 2009. He also served as our Executive Chairman from March 2010 to August 2010 and as President from August 2010 to November 2010. Mr. Tauscher served on the board of directors of Safeway from May 1998 to January 2015, where he also served on the executive committee. Since 1986, he has been a managing member of the Tauscher Group, which invests and assists in the management of enterprises involved with home products, transportation, telecommunications and real estate. From 2004 to August 2010, he served as the Chief Executive Officer, and continues to serve as the Chairman of the board of directors, of Vertical Communications, Inc., a communications technology company. Mr. Tauscher also serves as a director of a number of privately held companies. Mr. Tauscher holds a B.S. in Administrative Sciences from Yale University. Mr. Tauscher brings to the Board significant experience as a senior executive and director of multiple companies.
Jane J. Thompson. Ms. Thompson has served on the Board since October 2014. Ms. Thompson is the founder and CEO of Jane J. Thompson Financial Services LLC, a management consulting firm. From May 2002 to June 2011, Ms. Thompson served as President of Walmart Financial Services, a division of Walmart Stores, Inc. that provides money services, products and solutions to Walmart customers. Previously, she led the Sears Credit, Sears Home Services, and Sears Online groups within Sears, Roebuck & Company. Ms. Thompson has served on the board of directors of VeriFone Systems, Inc., a provider of electronic payment solutions, since March 2014, Navient Corporation, a loan management, servicing and asset recovery company, since March 2014 and On Deck Capital, Inc., a provider of online loans for small businesses, since October 2014. Previously, she also served on the board of directors of The Fresh Market, Inc., a specialty food retailer, from June 2012 to April 2016. Ms. Thompson brings to the Board extensive mass-market consumer financial services experience and over 30 years in senior executive and management positions with large, publicly traded companies.

CORPORATE GOVERNANCE
General
The Company aspires to the highest ethical standards for its employees, officers and directors, and remains committed to the interests of its stockholders. We believe we can achieve these objectives only with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law.
The Board has adopted formal corporate governance guidelines, as well as policies and procedures designed to foster the appropriate level of corporate governance. Some of these guidelines and procedures are discussed below. For further information, including electronic versions of our Code of Business Conduct and Ethics, our Corporate Governance Guidelines, our Audit Committee Charter, our Compensation Committee Charter and our Nominating and Corporate Governance Committee Charter, please visit the Corporate Governance section of our website (http://ir.blackhawknetwork.com) located under the Investor Overview heading. The contents of our website are not incorporated by reference into this Proxy Statement.
Independence of the Board of Directors
As required under the NASDAQ Stock Market LLC, or NASDAQ, listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following eleven directors are independent directors within the meaning of the applicable NASDAQ listing standards: Messrs. Aggarwal, Bard, Barnds, Burd, Edwards, Fox, Gyani, Hazen, Henske, Sarin and Ms. Thompson. Our Board has also affirmatively determined that Mr. Lawrence F. Probst III was an independent director while serving on our Board during 2016. In making these determinations, our Board concluded that none of these directors had a material or other disqualifying relationship with us. Ms. Roche, our President and Chief Executive Officer, is not an independent director by virtue of her employment with us. Mr. Tauscher is our Executive Chairman and was our Chief Executive Officer until February 2016 and therefore is not an independent director by virtue of his employment with us.
There are no family relationships among any of our directors or executive officers.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and employees. A copy of the Company’s Code of Business Conduct and Ethics is available in the Corporate Governance section of our website (http://ir.blackhawknetwork.com) located under the Investor Overview heading and is also available in print upon request. Any amendments or waivers of the Code of Business Conduct and Ethics also will be posted on our website within four business days following the amendment or waiver as required by applicable rules and regulations of the SEC and the rules of the NASDAQ Stock Market. You also may obtain a copy of the Company’s Code of Business Conduct and Ethics, without charge, by contacting: General Counsel and Secretary, c/o Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588.

Information Regarding the Board of Directors and its Committees
Board Responsibilities; Role in Risk Oversight
The Board is responsible for, among other things, overseeing the conduct of our business; reviewing and, where appropriate, approving our major financial objectives, plans and actions; and reviewing the performance of our chief executive officer and other members of management. Following the end of each year, the Board conducts an annual self-evaluation, which includes a review of any areas in which the Board or management believes the Board can make a better contribution to our corporate governance, as well as a review of the committees’ structure and an assessment of the Board’s compliance with corporate governance principles. In fulfilling the Board’s responsibilities, directors have full access to our management and independent advisors. With respect to the Board’s role in our risk oversight, our Audit Committee discusses with management our policies with respect to risk assessment and risk management and our significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. Our Audit Committee reports to the full Board with respect to these matters, among others. Our Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and periodically reports to the entire Board about such risks.
Leadership Structure
The Board does not have a fixed policy regarding the separation of the offices of Chairman of the Board (“Chairman”) and Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and its stockholders.
At this time, the position of Chairman is held by Mr. William Y. Tauscher and the position of President and Chief Executive Officer is held by Ms. Talbott Roche. The Board has determined that, under current circumstances, the separation of the offices of Chairman and Chief Executive Officer will enhance oversight of management and Board function. This separation is designed to allow Ms. Roche the ability to focus on her responsibilities of running the Company, enhancing stockholder value and expanding and strengthening the Company’s business. Concurrently, Mr. Tauscher, as Chairman, can focus on leadership for the Board as it provides advice to and independent oversight of management. The Chairman also is responsible for setting the agendas and presiding over meetings of the Board (including executive sessions of the independent directors) and providing feedback and counsel to the Chief Executive Officer. The Board currently believes that this leadership structure is in the best interests of the Company’s stockholders at this time.
Mr. Hazen was re-elected by our independent directors as our Lead Independent Director of the Board on February 13, 2017. We continue to believe that the appointment of a Lead Independent Director helps ensure that the Company benefits from effective oversight by its independent directors. As set forth in our Corporate Governance Guidelines, the Lead Independent Director’s duties include among other things: serving as a liaison between the Chairman and the independent directors; approving and including information sent to the Board and working to ensure that the directors have the information necessary to perform their duties; approving agendas for meetings of the Board and its committees; approving schedules for Board meetings to assure that there is sufficient time for discussion of all agenda items; having the authority to call meetings of the Independent Directors; and, if requested by large stockholders, ensuring that Mr. Hazen is available for consultation and direct communication.
Our Board has eleven independent members within the meaning of the applicable NASDAQ listing standards. A number of our independent Board members are serving or have served as members of senior management of other public companies and are serving or have served as directors of other public companies. We have three Board committees composed solely of independent directors within the meaning of the applicable NASDAQ listing standards. We believe that the number of independent, experienced directors that compose our Board, along with the independent oversight of our Lead Independent Director, benefits the Company and its stockholders and enhances our Board leadership structure.

Board Meetings and Selected Committees
Selected Committees of the Board of Directors
The Board has established standing committees, including an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Board/Committee	Primary Areas of Risk Oversight
Full Board
Strategic, financial and execution risks and exposures associated with our business strategy, product innovation and sales road map, policy matters, significant litigation and regulatory exposures, and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures.

Audit Committee	Risks and exposures associated with financial matters, particularly financial reporting, accounting, disclosure and internal control over financial reporting.
Nominating and Corporate Governance Committee	Risks and exposures associated with director succession planning, corporate governance and overall Board effectiveness.
Compensation Committee	Risks and exposures associated with leadership assessment, executive compensation programs and arrangements, including overall incentive and equity plans.
The following table provides membership information for 2016 for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee:

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Anil D. Aggarwal			M (1)
Richard H. Bard	M		C
Thomas Barnds	— (2)
Steven A. Burd	M (3)		M (3)
Robert L. Edwards	— (4)
Mohan Gyani	C		— (5)
Paul Hazen		C
Lawrence F. Probst III	— (6)
Talbott Roche
Arun Sarin		M
William Y. Tauscher
Jane J. Thompson		M

M = Member
C = Chair
____________________________________

(1)	Mr. Aggarwal was elected to serve as a member of our Nominating and Corporate Governance Committee when he joined the Board in February 2016. He succeeded Mr. Probst on this Committee.

(2)	Mr. Barnds was not a member of the Board in 2016. He was elected to serve as a member of the Audit Committee in February 2017.

(3)
When Mr. Gyani resigned from the Nominating and Corporate Governance Committee in June 2016, Mr. Burd was elected to serve as his successor. Mr. Burd was also elected to serve on the Audit Committee as Mr. Probst’s successor in June 2016. He served on the Audit Committee until February 27, 2017.

(4)	Mr. Edwards was elected to serve as a member of the Audit Committee and its Chair in April 2017.

(5)	Mr. Gyani served on the Nominating and Corporate Governance Committee until he resigned from such committee in June 2016.

(6)	Mr. Probst served on the Audit Committee until he resigned from the Board in June 2016.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance
The Board met seven times during 2016. The Audit Committee met four times, the Compensation Committee met five times and the Nominating and Corporate Governance Committee met three times during 2016. During 2016, all of the Board members attended 75% or more of the aggregate of the meetings of the Board and of the committees on which they served. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. Mr. Tauscher and Mr. Gyani attended the 2016 annual meeting of stockholders.
Audit Committee
Our Audit Committee oversees the corporate accounting and financial reporting process. Among other matters, the Audit Committee evaluates our independent registered public accounting firm’s qualifications, independence and performance, determines the engagement of the independent registered public accounting firm, reviews and approves the scope of the annual audit and the audit fees, discusses with management and our independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements, approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services, monitors the rotation of partners of the independent registered public accounting firm on the Company’s engagement team as required by law, reviews our critical accounting policies and estimates, oversees our internal audit function, including reviewing the organization, scope and effectiveness of our internal audit function and our disclosure and internal controls, and annually reviews the Audit Committee charter and the Audit Committee’s performance. On February 13, 2017, Mr. Barnds was appointed to the Audit Committee. Between February 13, 2017 and February 27, 2017, the Audit Committee members were Mr. Gyani, who was the Chair of the Audit Committee, Mr. Bard, Mr. Barnds and Mr. Burd. After the Company’s Annual Report on Form 10-K was filed with the SEC on February 27, 2017, Mr. Burd ceased to be a member of the Audit Committee. In April 2017, Mr. Edwards was elected to serve as a member of the Audit Committee and its Chair. Mr. Barnds did not participate in the preparation, review, or recommendation of the financial statements included in the Company’s Annual Report on Form 10-K. All members of the Audit Committee meet the requirements for financial literacy under applicable SEC rules and regulations and NASDAQ listing standards. The Board has determined that each of Messrs. Gyani, Bard, Barnds and Edwards is an Audit Committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the NASDAQ Stock Market. The current members of the Audit Committee are independent directors as defined under the applicable rules and regulations of the SEC and the NASDAQ Stock Market. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the NASDAQ Stock Market. A copy of the Audit Committee charter is available to stockholders on our website at http://ir.blackhawknetwork.com.
Compensation Committee
Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Among other things, the Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, sets the compensation of these officers based on such evaluations, administers the issuance of stock options, or Options, and other awards under our stock plans and annually reviews the Compensation Committee charter and the Compensation Committee’s performance. The current members of the Compensation Committee as of April 1, 2017 are Mr. Hazen, who is the Chair of the Compensation Committee, Mr. Sarin and Ms. Thompson. The current members of the Compensation Committee are independent directors as defined under the applicable rules and regulations of the SEC, the NASDAQ Stock Market and the Internal Revenue Code of 1986, as amended, or the Code. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance of the

Compensation Committee with its charter. A copy of the Compensation Committee charter is available to stockholders on our website at http://ir.blackhawknetwork.com.
The Compensation Committee has assigned fiduciary duties to a Benefits Committee comprised of up to five members, among whom the Chief Accounting Officer, the Group Vice President-Human Resources and the General Counsel are permanent members. The Benefits Committee is the administrator and named fiduciary under the Employee Retirement Income Security Act of 1974 for purposes of administering the plans, programs and arrangements sponsored or contributed to by us.
The Compensation Committee has established an Equity Committee consisting of the following officers, who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, or the Section 16 Officers, of the Company: the Chief Accounting Officer, the General Counsel and Secretary, and the President. The Compensation Committee has delegated to the Equity Committee the authority to grant Options or restricted stock units, or RSUs, to newly hired or promoted employees of the Company. Effective as of June 14, 2016, the authority delegated to the Equity Committee was expanded to include the authority to grant Options and RSUs to employees as adjustment grants. In all cases, the Equity Committee’s authority is subject to the following limitations:

•	the Equity Committee must grant the equity awards within its authorization pursuant to the 2013 Equity Incentive Award Plan, or the 2013 Plan, and other applicable law;

•
the maximum aggregate number of shares of Common Stock with respect to one or more equity awards that may be approved by the Equity Committee for any one employee during the calendar year measured from the date of grant shall be 100,000; and

•
the Equity Committee is not allowed to (i) grant any equity award to any Section 16 Officer of the Company, (ii) grant any performance-based compensation to any “covered employees” (as defined in Section 162(m) of the Code), or (iii) grant any equity award to any director or any officer who has been delegated authority to grant or amend the equity awards under the 2013 Plan.

Compensation Consultant Fee Disclosure
During 2016, the Compensation Committee continued to engage Mercer, a wholly owned subsidiary of Marsh & McLennan Companies, Inc., to assist the Compensation Committee with its responsibilities related to the Company’s executive and Board compensation programs. The Compensation Committee retained Mercer to assist it in reviewing our compensation programs and evaluate specific compensation-related matters. Mercer provides data on the compensation and relative performance of our peer group, makes presentations on matters affecting compensation, provides assessments of the degree to which our compensation arrangements are consistent with market practices and our corporate objectives, provides assistance with the design and performance considerations associated with our annual and long-term incentive programs, and consults on other compensation matters as needed. Mercer also periodically meets privately in executive session with the Compensation Committee. In 2016, neither Mercer nor its affiliates provided services other than the executive compensation consulting services to the Compensation Committee as described under “Executive Compensation—Compensation Discussion and Analysis.” Because of the policies and procedures that Mercer and the Compensation Committee have in place, the Compensation Committee believes that the advice it receives from the individual executive compensation consultant is objective and not influenced by Mercer’s or its affiliates’ relationships with the Company.
Mercer’s fees for executive compensation consulting to the Compensation Committee were approximately $163,400 during the 2016 fiscal year. The decision to engage Mercer was made by members of management and our Compensation Committee was aware of but did not review and approve the engagement, as those services were reviewed and approved by management in the ordinary course of business. Based on information provided by Mercer and by management of the Company, in February 2017, the Compensation Committee determined that no conflict of interest exists with, or was raised during the 2016 fiscal year by the work of, Mercer, and Mercer is independent considering all of the six factors enumerated by the SEC for evaluating adviser independence.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for making recommendations regarding candidates for directorships and the size and composition of the Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations concerning governance matters. In evaluating, identifying and recommending nominees for the Board, our Nominating and Corporate Governance Committee considers, among other things,

•	applicable laws and regulations (including the NASDAQ listing standards);

•	diversity, maturity, skills, experience, integrity, ability to make independent analytical inquires; and understanding of the Company’s business and business environment; and

•	willingness to devote adequate time and effort to Board responsibilities and other relevant factors.
We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating and Corporate Governance Committee strives to nominate directors with a variety of individual backgrounds and complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our business and operations.
The Nominating and Corporate Governance Committee discusses and evaluates possible candidates in detail and the Company’s consultants are sometimes employed to help identify potential candidates. When determining whether to recommend an existing director for re-election, the Nominating and Corporate Governance Committee considers the diversity of backgrounds, experience, qualifications and performance of the existing directors to determine whether to recommend such existing members for re-election to the Board and has considered, among other things, (i) demonstrated leadership, (ii) past attendance at meetings, (iii) participation in and contributions to the activities of the Board during the director’s current term, (iv) the results of the most recent Board self-evaluation, (v) any occupation or business association change, and (vi) whether circumstances have arisen that may raise questions about a director’s continuing qualifications in relation to the Board’s membership, criteria or composition.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Though the Compensation Committee has not established a formal policy with regard to consideration of director candidates recommended by stockholders, the Board believes that such the procedures set forth in the Company’s Amended and Restated Bylaws are currently sufficient and that the establishment of a formal policy is not necessary.
Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering or mailing a written recommendation along with any updates or supplements required by the Company’s Amended and Restated Bylaws, to the Company’s General Counsel and Secretary at the following address: Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588 not less than 90 days and not more than 120 days prior to the first anniversary of the Company’s annual meeting of stockholders for the preceding year; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such recommendation shall be delivered or mailed and received no earlier than 120th day prior to the Company’s annual meeting and no later than the 90th day prior to such annual meeting, or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Submissions must include the required information and follow the specified procedures set forth in the Company’s Amended and Restated Bylaws. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Nominating and Corporate Governance Committee will evaluate any director candidates that are properly recommended by stockholders in the same manner as it evaluates all other director candidates, as described above.
The Nominating and Corporate Governance Committee as of April 1, 2017 is composed of Mr. Bard, Mr. Aggarwal and Mr. Burd, with Mr. Bard serving as its Chair. Potential candidates for nomination to the Board will be discussed by the Nominating and Corporate Governance Committee. The Board has affirmatively determined that each of Mr. Bard, Mr. Aggarwal and Mr. Burd meets the definition of “independent director” for purposes of the NASDAQ listing standards. A copy of the Nominating and Corporate Governance Committee charter is available to stockholders on our website at http://ir.blackhawknetwork.com.
Stockholder Communications with the Board of Directors
Stockholders and other interested parties may communicate with the Board at the following address:
The Board of Directors
c/o General Counsel and Secretary
Blackhawk Network Holdings, Inc.
6220 Stoneridge Mall Road
Pleasanton, CA 94588
Communications are distributed to the Board or to any individual director, as appropriate, depending on the facts and circumstances outlined in the communication. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.
Compensation Committee Interlocks and Insider Participation
During 2016, Messrs. Hazen and Sarin and Ms. Thompson served on our Compensation Committee. None of the members of our Compensation Committee during 2016 is or was formerly our officer or our employee. During 2016, none of our executive officers served on the Compensation Committee (or equivalent body) or board of directors of another entity whose executive officer served on our Compensation Committee. There are no family relationships among any of our directors or executive officers.
Limitation of Liability and Indemnification
Our Amended and Restated Certificate of Incorporation (both before and after taking into effect of the Third Amended and Restated Certificate of Incorporation which will become effective immediately prior to the Annual Meeting) and Amended and Restated Bylaws (before and after taking into effect of an amended and restated bylaws which will become effective immediately after the effectiveness of the Third Amended and Restated Certificate of Incorporation), provide that we will limit the liability of, and indemnify, our directors and officers and may limit the liability of, and indemnify, our employees and agents to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our Amended and Restated Certificate of Incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.
If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our Amended and Restated Certificate of Incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. The Company also is empowered to enter into indemnification agreements with our directors, officers, employees and other agents and to purchase and maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage. In addition to the indemnification required in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, we have entered into indemnification agreements with each of our directors, officers and certain employees. These agreements provide for the indemnification of our directors, officers and certain employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents.

PROPOSAL NO. 2: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has engaged Deloitte & Touche LLP as our independent registered public accounting firm for the 2017 fiscal year ending December 30, 2017 and is seeking ratification of such selection by our stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
To be approved, the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm must receive a “FOR” vote from the holders of a majority in voting power over the shares of Common Stock that are present in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “AGAINST” vote for purposes of determining whether this matter has been approved. Broker non-votes will have no effect on the outcome of this proposal.
Principal Accountant Fees and Services

Fee Category	Fiscal 2016 Fees ($)	Fiscal 2015 Fees ($)
Audit Fees	$2,958,000	$2,333,000
Tax Fees	752,500	850,000
Total Fees	$3,710,500	$3,183,000

Audit Fees
Audit fees represent fees billed for professional services rendered for the audit of our annual financial statements, including reviews of our quarterly financial statements, as well as audit services provided in 2016 in connection with acquisitions, certain regulatory filings including our 2016 filings of reports on Form 8-K, consents and other SEC-related work. Included in our Audit Fees for 2015 are also fees for services rendered in connection with acquisitions, certain regulatory filings including our 2015 filings of reports on Form 8-K, consents and other SEC-related work.
Tax Fees
Tax fees include fees for services relating to tax compliance, tax planning and tax advice. These services include assistance regarding federal, state and international tax compliance and tax return preparation.
All Other Fees
There were no other fees of Deloitte & Touche LLP during 2016 and 2015.

Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and available on our website at http:// ir.blackhawknetwork.com. The Audit Committee approved all audit and other services provided by Deloitte & Touche LLP for 2016 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee.
The Audit Committee considered whether the non-audit services rendered by Deloitte & Touche LLP were compatible with maintaining its independence and concluded that they were so compatible.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR
THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE 2017 FISCAL YEAR ENDING DECEMBER 30, 2017

PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
Summary

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires us to obtain an advisory (non-binding) vote from our stockholders on the compensation of our NEOs, as disclosed in this Proxy Statement, which is often referred to as a “say on pay” proposal. At the 2014 annual meeting of stockholders, our stockholders indicated their preference that we solicit a non-binding “say-on-pay” vote” every three years. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Our compensation programs are designed to enable us to attract and retain excellent managers and to motivate these managers to increase the market value of our stock over the long term. To do that, our compensation programs link a significant portion of total compensation to annual bonuses and performance-based compensation and allocate a significant portion of total pay to equity-based compensation.
2016 Business Highlights
For a discussion of the Company’s 2016 Business Highlights please see the discussion under “Executive Compensation⎯Compensation Discussion and Analysis⎯Executive Summary⎯Business Highlights” in this Proxy Statement.

Pay and Performance Alignment
Blackhawk operates in a highly competitive talent market where executives need to have expertise across both the retail/consumer products and financial services sectors, as well as advanced knowledge of the technologies that enable an efficient and effective platform for the business. Accordingly, it is critical that Blackhawk provide competitive rewards programs that allow management to share in the value created for stockholders, while also holding management accountable for financial and stockholder value results. As the Company entered 2016, it was aware that implementing the new secure payment card requirements from Europay, MasterCard and Visa (“EMV mandate”) would have a negative impact on the overall business performance. In recognition of this, the Company’s management proposed a temporary decrease in target bonus opportunities for each of its executive officers and other managers to partly offset the EMV impact. As the year progressed, the EMV negative impact was greater than anticipated and as a result, the Company’s 2016 financial performance was below its internal threshold performance level for incentive compensation. As such, no bonuses were paid to our NEOs for 2016 results.
Blackhawk also reinforces the need to deliver strong financial results in its equity-based long-term incentive plans. In 2015 and 2016, Ms. Roche and Messrs. Tauscher, Ulrich, Tate, and Crum received approximately one-third of their long-term incentive value in the form of Performance Share Awards (“PSAs”). Our General Counsel, Ms. Richesson, receives all of her long-term incentive value in the form of RSUs. Mr. Dhawan was hired in 2016 and received a one-time sign-on grant in the form of RSUs and Options. The 2016 financial results fell short of our threshold performance levels for the second measurement year of the 2015 grant of PSAs and for the first measurement year of the 2016 grant of PSAs. Accordingly, one-half of the shares from the 2015 grant were forfeited and at least one-third of the shares from the 2016 grant will not be earned. The Option grants from 2016 also provide alignment between pay and performance. These awards had no intrinsic value as of December 31, 2016 because the stock price was below the grant date price. In addition, the share-based long-term incentives from 2016 as well as previous grants, which form a majority portion of target total compensation for our NEOs, experienced 2016 value declines that are directly in line with those of our stockholders.
Blackhawk believes that its historical compensation strategies have provided a strong link between pay and performance and align the senior executives with shareholder outcomes. In an effort to continue to strengthen this pay, performance, and shareholder alignment, Blackhawk made several key changes to its 2017 compensation plans and has committed to a change in the 2018 pay strategy as well. Key changes to the 2017 compensation plans include: increased PSAs to 50% of total equity-based compensation for the eligible NEOs; and the elimination of Option grants. Blackhawk intends for the 2018 compensation plan to introduce a direct measurement of total shareholder return in the PSA program, with the specific design approach to be determined.

Consistent with the goals of our compensation programs and as discussed in “Executive Compensation—Compensation Discussion and Analysis,” the Compensation Committee has implemented policies and procedures to place a significant percentage of compensation at risk, ensure reasonable dilution levels, grant a portion of long-term equity incentives as performance-based awards and place caps on incentive awards. We believe that our compensation programs have been effective at driving performance, mitigating excessive risk taking and promoting alignment of executive and stockholder interests.
Our Board is asking the stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2017 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, it is not binding on our Board or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and our Board and, accordingly, our Board and our Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR
THE APPROVAL OF OUR EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT

PROPOSAL NO. 4: ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF
ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act enables the Company’s stockholders to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our NEOs as disclosed in our proxy statements. The Dodd-Frank Act requires us to hold this advisory vote every sixth year after the last vote. Since our stockholders last voted on this issue in 2014, our next required vote would be at the 2020 annual meeting. However, as discussed below, our Board believes that an annual advisory vote would be more consistent with our corporate governance practices and thus has decided to update its recommendation and bring this issue earlier to a stockholder vote. Accordingly, we are asking stockholders to indicate whether they would prefer an advisory vote every year, every two years or every three years.
After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of our NEOs be submitted to the stockholders every year.
The Board believes that holding an advisory vote on executive compensation every year is the most appropriate policy for us at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While our executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually, and holding an annual advisory vote on executive compensation provides us with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our stockholders on corporate governance matters, including our practice of having all directors elected annually and annually providing stockholders with the opportunity to ratify the Audit Committee’s selection of our independent registered public accounting firm.
Accordingly, the Board is asking stockholders to indicate their preferred voting frequency by voting for every one, two or three years, or abstaining from voting on this Proposal No. 4. While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether the non-binding advisory vote on the approval of our executive officer compensation practices should be held every year, every two years or every three years. The option among those choices that receives the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by the stockholders.
The Board and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on the Board or us, the Board may decide that it is in the best interests of the stockholders that we hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of us or the Board.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR
THE OPTION OF “1 YEAR” FOR FUTURE ADVISORY VOTES
TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL NO. 5: APPROVAL OF SECOND AMENDMENT TO THE
BLACKHAWK NETWORK HOLDINGS, INC.
2013 EQUITY INCENTIVE AWARD PLAN
Introduction
We have adopted, subject to stockholder approval, the second amendment to the 2013 Equity Incentive Award Plan, as amended by the first amendment, or the 2013 Plan, to increase the number of shares we are authorized to issue or award under the 2013 Plan by 2,000,000 shares of Common Stock, to limit the value of equity and cash awards made to non-employee directors in any calendar year to $750,000, and to prohibit payment of dividends and dividend equivalents on unearned and unvested awards. A copy of the Second Amendment is included as Annex A to this Proxy Statement. The Board is requesting that stockholders vote in favor of amending the 2013 Plan by approving the Second Amendment.
Background of our Stock Compensation Plans
The 2013 Plan is an equity incentive plan pursuant to which the Company may grant equity and cash-based awards to employees, officers and directors of the Company. The Company maintains four stock compensation plans, collectively referred to as the Equity Plans. We provide descriptions and information regarding the Equity Incentive Plans and Stock Based Compensation in Note 8 to our financial statements included in our Form 10-K filed with the SEC on February 27, 2017. The Equity Plans are: (1) the Second Amended and Restated 2006 Restricted Stock and Restricted Stock Unit Plan, or the 2006 Plan; (2) the Amended and Restated 2007 Stock Option and Stock Appreciation Right Plan, or the 2007 Plan; (3) the 2013 Employee Stock Purchase Plan; and (4) the 2013 Plan. The 2013 Plan, prior to the adoption of the Second Amendment, permitted the issuance of (i) up to 7,000,000 shares of our Common Stock, plus (ii) the then remaining shares reserved for issuance under the 2006 Plan and 2007 Plan (collectively, the Prior Plans), and those shares that later become available for future issuance as the result of the termination, expiration or lapse of then-outstanding awards granted under the Prior Plans, up to a maximum of 4,623,892 shares. After our initial public offering and adoption of the 2013 Plan, there no longer are any shares available to grant under the Prior Plans. As of year-end 2016, 2,953,565 shares were available for grant under the 2013 Plan (inclusive of the shares available for issuance under the Prior Plans that became available as part of our 2013 Plan share reserve). As of February 15, 2017, following the Company’s new hire and annual “refresh” grants approved at the Compensation Committee meeting held on February 13, 2017, there were 2,073,437 shares of Common Stock still available for grant under the 2013 Plan.
General Description of Proposed Share Reserve Increase and Other Changes.
We are asking our stockholders to approve the Second Amendment to increase the share reserve by 2,000,000 shares because we believe the availability of an adequate reserve of shares under the 2013 Plan is necessary to our continued growth and success.
In its determination to seek stockholder approval to increase the number of shares authorized under the 2013 Plan, the Board reviewed the Compensation Committee’s recommendations, which were based on analysis and recommendations of Mercer, the Compensation Committee’s independent compensation consultant. The analysis included a review of share usage, dilution and the costs of the 2013 Plan as a percentage of market capitalization. Specifically, the Board and the Compensation Committee considered that:

•
In 2016, we granted equity awards representing a total of approximately 1,983,000 shares of Common Stock. These grants included a mix of RSUs, PSAs and Options. This level of equity awards reflects our need to grant competitive equity awards to our employees who bring expertise in our unique blend of retail/consumer products and financial services, as well the technology capability that supports our business platform. The awards also included grants to employees who joined Blackhawk as a result of acquisitions.

•	We currently anticipate a lower overall 2017 share grant level of approximately 1,250,000, which reflects our continuing focus on managing our overall share grant levels by aligning with competitive levels of participation and award levels in the US and internationally. The share count granted is also reduced due to changes in Blackhawk’s equity grant mix and elimination of the use of Options for 2017.

•
After all grants are made in 2017, we anticipate that we will have approximately 1,800,000 shares available. While we expect that this would be sufficient to cover our 2018 equity grants, we cannot fully predict what level of shares will be needed due to such variables as acquisitions or changes in compensation strategy (e.g., re-introducing Options in the equity grant mix). As such, we are seeking stockholder approval to increase our share pool available to grant by an additional 2,000,000 shares.

•
With our shift in our 2017 equity mix strategy, we anticipate that we will grant approximately 2.2% of our shares outstanding. We will continue to manage this level to be as low as possible going forward, though we also need to ensure that we can provide competitive compensation packages that enable us to hire and retain talented individuals who can deliver strong results for our unique business combination of retail/consumer products and financial services, which operate on a sophisticated technology platform.

•
Based on projected grant practice, and taking into account Blackhawk’s market-based equity grant practices, anticipated award cancellations and forfeitures, the Board believes that the additional share authorization requested is appropriate to cover equity awards that are anticipated to be granted through fiscal year 2020.

The 2013 Plan includes a number of provisions that promote best practices (none of which would be revised by the Second Amendment), including the following:

•	No Discounted Options or Stock Appreciation Rights (“SARs”). Options and SARs may not be granted with exercise prices lower than the market value of the underlying shares on the grant date.

•
No Repricing Without Stockholder Approval. Other than in connection with a change in the Company’s capitalization, at any time when the purchase price of an Option or SAR is above the market value of a share, the Company will not, without stockholder approval, reduce the purchase price of such Option or SAR and will not exchange such Option or SAR for a new award with a lower (or no) purchase price or for cash.

•
No Liberal Share Recycling. Shares used to pay the exercise price or withholding taxes related to an outstanding award, unissued shares resulting from the net settlement of outstanding SARs, and shares purchased by the Company in the open market using the proceeds of Option exercises do not become available for issuance as future awards under the 2013 Plan.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution.

•	No Evergreen Provision. The 2013 Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the 2013 Plan can be automatically replenished.

•	No Automatic Grants. The 2013 Plan does not provide for automatic grants to employees.

•	No Tax Gross-ups. The 2013 Plan does not provide for any tax gross-ups.

•	No Single Trigger Acceleration. The 2013 Plan only permits acceleration on a change in control if the acquiring company refuses to assume or substitute awards.

•
Extended Vesting Schedule. RSUs and Options awarded under the 2013 Plan are time-based for employees, and are generally subject to a 4-year vesting schedule; and performance-based awards generally vest over a multi-year performance and post-performance vesting period.

•	Minimum 1-Year Vesting. Subject to limited exceptions, awards to executives and employees may not vest earlier than the date that is one year following the grant date of the award.
Pursuant to our policies, awards under the 2013 Plan are also supplemented with the following features (none of which would be revised by the Second Amendment):

•
Clawback Provision. Our clawback policy includes provisions for seeking the return (clawback) from executive officers of incentive cash payments and stock sale proceeds in the event that those amounts had been inflated due to financial results that later had to be restated.

•
Ownership Guidelines. To help ensure that each of our non-employee directors and executives maintains an equity stake in the Company and, by doing so, to appropriately link their interests with those of other stockholders, by December 31, 2019, all our executive officers are required to accumulate shares of the Company’s stock equal in value to 2.0 times base salary (4.0 times base salary for the CEO) as determined on December 31 of each year, and all non-employee directors are required to accumulate shares of the Company’s stock equal in value to at least three times the amount of their annual cash retainer as determined on December 31 of each year. By December 31, 2021 (or, if later, the fifth anniversary of the date of appointment), all non-employee directors are required to accumulate shares of the Company’s stock equal in value to at least five times the amount of their annual cash retainer.

•
Prohibition of Certain Aggressive or Speculative Trading and Hedging Transactions. Our Insider Trading Policy prohibits officers and directors and their respective family members from engaging, directly or indirectly, in any speculative transactions involving Company securities, including: purchases of Company stock on margin; short sales of Company securities; and buying or selling put or call options on Company securities; or entering into other derivative contracts relating to Company securities. In addition, the policy prohibits officers and directors from entering into hedging transactions.

If this Proposal No. 5 is adopted, a maximum of 9,000,000 shares (which includes the proposed increase of 2,000,000 shares) of Common Stock, plus the remaining shares (as of our initial public offering) reserved for issuance under the Prior Plans and shares that later become available for future issuance as the result of the cancellation or forfeiture of awards outstanding under our Prior Plan as of our initial public offering, will be reserved to the 2013 Plan. In light of the factors described above, the Board believes this number represents reasonable potential equity dilution and provides a significant incentive for officers, employees, non-employee directors and consultants to increase the value of the Company for all stockholders.
In addition, if this Proposal No. 5 is adopted, a maximum of $750,000 may be awarded under the 2013 Plan to any non-employee director in any calendar year, including the sum of cash and grant date fair market value of shares grant with respect to awards under the 2013 Plan. We believe it is important to disclose to our stockholders, and for our stockholders to approve, a maximum annual limit on future awards that we may grant to our non-employee directors. We selected $750,000 as the maximum value because it places a meaningful limit on awards to our non-employee directors. While our actual non-employee director compensation has been considerably lower than this proposed limit, setting a limitation at this level provides us with a reasonable degree of flexibility for the remainder of the 2013 Plan term and to make adjustments that are appropriate or necessary for our non-employee director compensation program to remain competitive in the market.
Finally, if this Proposal No. 5 is adopted, then the Company would be prohibited from paying dividends and dividend equivalents on unearned and unvested awards under the 2013 Plan. The prohibition would extend to time-based awards such as restricted stock, RSUs and Deferred Stock Awards, and performance-based awards such as PSAs.

Dividend equivalents would also not be payable with respect to Options or SARs. These changes reflect the Company’s current practice of not paying dividends or dividend equivalents on unearned and unvested awards.
Material Terms of the 2013 Plan
The material terms of the 2013 Plan, as proposed to be amended by the Second Amendment, are summarized below and qualified in their entirety by reference to the 2013 Plan filed as an exhibit in our Form 10-K filed on February 27, 2017 and the Second Amendment attached as Annex A to this Proxy Statement.

Eligibility and Administration. Awards under the 2013 Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of certain of our affiliates. Such awards also may be granted to our directors. Only employees of the Company or certain of our subsidiaries may be granted incentive stock options, or ISOs. As of April 20, 2017, there were approximately 2,800 full-time employees, eleven non-employee directors and no consultants eligible to participate in the 2013 Plan.
The 2013 Plan is administered by our Board with respect to awards to non-employee directors and by the Compensation Committee with respect to other participants, each of which may delegate its duties and responsibilities to committees of our directors and/or officers, subject to certain limitations that may be imposed under Section 162(m), Section 16 of the Exchange Act and/or stock exchange rules, as applicable. We refer to the body that administers the 2013 Plan as the “administrator.” The 2013 Plan provides that the administrator may delegate its authority to grant or amend awards to employees other than executive officers and certain senior executives of the Company to a committee consisting of one or more members of our Board or one or more of our officers, other than awards made to our non-employee directors, which must be approved by our full Board. Our Board may at any time remove the compensation committee as the administrator and re-vest in itself the authority to administer the 2013 Plan.
Subject to the terms and conditions of the 2013 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and to determine the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2013 Plan. The administrator is also authorized to establish, adopt or revise rules relating to administration of the 2013 Plan.
Limitation on Awards and Shares Available. If our stockholders approve this proposal, the aggregate number of shares of our common stock that will be available for issuance under awards granted pursuant to the 2013 Plan will increase by 2,000,000 shares of our Common Stock and will equal 9,000,000 shares of our Common Stock, which were initially reserved for issuance pursuant to a variety of stock-based compensation awards, including Options, SARs, restricted stock awards, RSU awards, deferred stock awards, dividend equivalent awards, stock payment awards, performance awards, PSAs and other incentive awards, plus the number of shares remaining available for future awards under our Prior Plans as of the completion of our initial public offering in April 2013. Subject to certain limitations, the number of shares reserved for issuance or transfer pursuant to awards under the 2013 Plan will be increased by the number of shares represented by awards outstanding under our Prior Plans that are terminated, expire or lapse on or after the original effective date of the 2013 Plan and are not issued under the Prior Plans; any such shares will be added to the 2013 Plan’s share limit as Common Stock, subject to a maximum of 4,623,892 shares.
The following counting provisions will be in effect for the share reserve under the 2013 Plan:

•
to the extent that an award is forfeited or expires or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2013 Plan;

•
to the extent shares are tendered or withheld to satisfy the exercise price or tax withholding obligation with respect to any award under the 2013 Plan, such tendered or withheld shares will not be available for future grants under the 2013 Plan;

•	to the extent that we repurchase shares of our Common Stock prior to vesting so that shares are returned to us, such shares will be available for future grants under the 2013 Plan;

•	shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the SAR on its exercise will not be available for future grants under the 2013 Plan;

•	shares purchased on the open market with the cash proceeds from the exercise of Options will not be available for future grants under the 2013 Plan;

•	the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2013 Plan;

•
awards granted under the 2013 Plan pursuant to a qualifying equity plan maintained by an entity with which we enter into a merger or similar corporate transaction will not reduce the shares available for grant under the 2013 Plan; and

•
to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any affiliate will not be counted against the shares available for issuance under the 2013 Plan.

In addition, the maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the 2013 Plan during any calendar year is 1,000,000 shares and the maximum amount that may be paid under a cash award pursuant to the 2013 Plan to any one participant during any calendar year is $2,000,000. If our stockholders approve this proposal, then the value of equity and cash awards made to non-employee directors under the 2013 Plan in any calendar year will be limited to $750,000.
Awards. The 2013 Plan provides that the administrator may grant or issue Options, SARs, restricted stock, RSUs, deferred stock, dividend equivalents, performance awards, PSAs, stock payments and other incentive awards, or any combination thereof. Each award is set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

•
Nonstatutory Stock Options, or NSOs, provide for the right to purchase shares of our Common Stock at a specified price which may not be less than fair market value on the date of grant (except with respect to substitute awards), and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with the Company and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed ten years.

•
Incentive Stock Options, or ISOs, will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant (except with respect to substitute awards), may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to certain significant stockholders, the 2013 Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

•
Restricted Stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock typically may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of Options, generally will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends generally will not be released until restrictions are removed or expire.

•
Restricted Stock Units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service with the Company or on performance criteria established by the administrator. Like restricted stock, RSUs may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying RSUs will not be issued until the RSUs have vested; and recipients of RSUs generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

•
Deferred Stock Awards represent the right to receive shares of our Common Stock on a future date. Deferred stock may not be sold or otherwise hypothecated or transferred until issued. Deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred stock awards generally will be forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

•
Stock Appreciation Rights may be granted in connection with Options or other awards, or separately. SARs granted in connection with Options or other awards typically will provide for payments to the holder based upon increases in the price of our Common Stock over a set exercise price. Except with respect to substitute awards, the exercise price of any SAR granted under the 2013 Plan must be at least 100% of the fair market value of a share of our Common Stock on the date of grant. SARs under the 2013 Plan will be settled in cash or shares of our Common Stock, or in a combination of both, at the election of the administrator.

•
Dividend Equivalents represent the value of the dividends, if any, per share paid by the Company, calculated with reference to the number of shares covered by the award. Dividend equivalents may be settled in cash or shares and at such times as determined by the compensation committee or Board, as applicable. If our stockholders approve this proposal, then the Company will be prohibited from paying dividends and dividend equivalents on unearned and unvested awards under the 2013 Plan.

•
Stock Payments may be authorized by the administrator in the form of Common Stock or an Option or other right to purchase Common Stock as part of a deferred compensation or other arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the employee, consultant or non-employee director.

•
Performance Share Awards are contractual rights to receive shares of our Common Stock, or the value of a number of shares of our Common Stock in cash, based on the attainment of specified performance goals, in addition to other conditions that may apply to these awards.

•
Other Incentive Awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our Common Stock or value metrics related to our shares of Common Stock, and may remain forfeitable unless and until specified conditions are met.

Performance Awards. Performance awards include any of the awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals. The administrator will determine whether performance awards are intended to constitute “qualified performance-based compensation,” or QPBC, within the meaning of Section 162(m), in which case the applicable performance criteria will be selected from the list below in accordance with the requirements of Section 162(m).

Section 162(m) imposes a $1,000,000 cap on the compensation deduction that we may take in respect of compensation paid to our “covered employees” (which should include our Chief Executive Officer and our next three most highly compensated employees other than our Chief Financial Officer), but excludes from the calculation of amounts subject to this limitation any amounts that constitute QPBC.
In order to constitute QPBC under Section 162(m), in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by the Compensation Committee and linked to stockholder-approved performance criteria. For purposes of the 2013 Plan, one or more of the following performance criteria will be used in setting performance goals applicable to QPBC and may be used in setting performance goals applicable to other performance awards: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation, (D) amortization and (E) non-cash equity-based compensation expense); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) debt levels or reduction; (xxv) customer retention; (xxvi) sales-related goals; (xxvii) comparisons with other stock market indices; (xxviii) operating efficiency; (xxix) customer satisfaction and/or growth; (xxx) employee satisfaction; (xxxi) research and development achievements; (xxxii) financing and other capital raising transactions; (xxxiii) recruiting and maintaining personnel; and (xxxiv) year-end cash, any of which may be measured either in absolute terms for us or any operating unit of our company or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
The 2013 Plan also permits the administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for QPBC awards. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; (x) any other items of significant income or expense that are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired, in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions.
Certain Corporate Events. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of our assets to stockholders (other than normal cash dividends) or any other change affecting the number of outstanding shares of our Common Stock or the share price of our Common Stock other than an equity restructuring, the administrator will make equitable adjustments to:

•	the aggregate number and type of shares subject to the 2013 Plan;

•
the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and

•	the grant or exercise price per share of any outstanding awards under the 2013 Plan.

In the event of a change in control where the acquirer does not assume or substitute awards granted, immediately prior to the completion of such transaction, awards issued under the 2013 Plan will be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable.
Foreign Participants, Transferability and Participant Payments. The administrator may modify award terms, establish sub-plans and/or adjust other terms and conditions of awards, subject to the share limits and the individual award limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards are subject to the provisions of the clawback policy implemented by the Company, which includes provisions for seeking the return (clawback) from executive officers of incentive cash payments and stock sale proceeds in the event that those amounts had been inflated due to financial results that later had to be restated. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the 2013 Plan are generally non-transferable prior to vesting and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2013 Plan, the administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.
Plan Amendment and Termination. Our Board or the compensation committee may amend or modify the 2013 Plan at any time and from time to time. However, we must generally obtain stockholder approval:

•	to increase the number of shares available under the 2013 Plan (other than in connection with certain corporate events, as described above); or

•	to “reprice” any Option or SAR, or cancel any Option or SAR in exchange for cash or another award when the Option or SAR price per share exceeds the fair market value of the underlying share.
Our Board may terminate the 2013 Plan at any time. No ISOs may be granted pursuant to the 2013 Plan after the tenth anniversary of the effective date of the 2013 Plan. Any award that is outstanding on the termination date of the 2013 Plan will remain in force according to the terms of the 2013 Plan and the applicable award agreement.
New Plan Benefits
The benefits that will be awarded or paid under the 2013 Plan cannot currently be determined, except with respect to grants of RSUs that will be awarded to non-employee directors serving on our Board on the date of this Annual Meeting, which are shown in the table below. The number of awards our NEOs, directors, other executive officers and other employees may receive under the 2013 Plan will be determined in the discretion of our Board or Compensation Committee. Neither our Board nor Compensation Committee has determined future awards as of the date of this Proxy Statement. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2013 Plan.

Determinable Benefits to be Awarded Under 2013 Plan
Name and Position	Dollar Value of Restricted Shares ($)	Grants of Restricted Shares (#)
Talbott Roche, President and Chief Executive Officer	—	—
William Y. Tauscher, Chairman of the Board, Executive Chairman and Former Chief Executive Officer	—	—
Jerry Ulrich, Chief Financial Officer and Chief Administrative Officer	—	—
David C. Tate, Senior Vice President, U.S. Retail	—	—
Kirsten Richesson, General Counsel and Secretary	—	—
Sachin Dhawan, Senior Vice President, Chief Technology Officer	—	—
Christopher C. Crum, Former Senior Vice President, Sales	—	—
Executive Group	—	—
Non-Employee Director Group (1)	1,540,000	—
Non-Executive Officer Employee Group	—	—

(1)
Pursuant to our non-employee director compensation program, as revised effective as of January 3, 2016, each non-employee director serving on our Board (i.e., excluding Mr. Tauscher and Ms. Roche) will receive an annual award of restricted shares valued at $140,000 (based on the average market closing price per share of the common stock calculated over the 15-day period ending on the Friday immediately preceding the applicable annual stockholders meeting), which will vest in full on the earlier to occur of the one-year anniversary of the grant date and the date of the annual meeting of our stockholders immediately following the grant date, subject to the director’s continued service through the vesting date. The dollar value disclosed above assumes that each non-employee director, including our director nominees, continues to serve on our Board as of the date of the Annual Meeting.

Existing Plan Benefits — Awards to Certain Persons Granted as of March 1, 2017
The table below sets forth summary information concerning the number of shares of our common stock subject to Options, RSUs, restricted stock awards, and PSAs granted to certain persons under the 2013 Plan as of March 1, 2017. Options granted under the 2013 Plan to employees typically have a maximum term of seven years. The exercise price of all such Options may not be less than 100% of the fair market value of the underlying share on the date of grant. Certain awards set forth in this table for the NEOs were granted in 2016 and therefore also are included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this Proxy Statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in 2016 and therefore also are included in the Director Compensation Table set forth in this Proxy Statement and are not additional awards.

	2013 Plan Equity Grants as of March 1, 2017
Name and Position	Stock Option Grants (#)	Weighted Average Exercise Price ($)	Restricted Stock Awards (#)	Restricted Stock Units (#)	Performance Share Awards (Target #)
Talbott Roche, President and Chief Executive Officer	235,600	$35.37	—	121,650	121,650
William Y. Tauscher, Chairman of the Board, Executive Chairman and Former Chief Executive Officer	378,200	$35.26	—	140,100	140,100
Jerry Ulrich, Chief Financial Officer and Chief Administrative Officer	96,000	$34.59	—	43,150	43,150
David C. Tate, Senior Vice President, U.S. Retail	72,550	$34.55	15,000	36,850	36,850
Sachin Dhawan, Senior Vice President, Chief Technology Officer	50,000	$32.84	—	100,000	—
Kirsten Richesson, General Counsel and Secretary	26,250	$34.10	—	51,250	—
Christopher C. Crum, Former Senior Vice President, Sales	67,100	$34.20	—	20,700	20,700
All current executive officers as a group (6 persons)	858,600	$34.98	15,000	493,000	341,750
All current non-employee directors as a group (9 persons)	—	$—	41,250	66,702	—
Anil D. Aggarwal	—	$—	—	4,207	—
Richard H. Bard	—	$—	3,750	8,029	—
Thomas Barnds	—	$—	—	—	—
Stephen A. Burd	—	$—	7,500	8,029	—
Robert L. Edwards	—	$—	3,750	10,468	—
Jeffrey H. Fox	—	$—	—	—	—
Mohan Gyani	—	$—	7,500	8,029	—
Paul Hazen	—	$—	7,500	11,882	—
Robert B. Henske	—	$—	—	—	—
Arun Sarin	—	$—	7,500	8,029	—
Jane J. Thompson	—	$—	3,750	8,029	—
Each associate of any such directors, executive officers or nominees	—	$—	—	—	—
Each other person who received or is to receive 5 percent of such options or rights	—	$—	—	—	—
All employees, including all current officers who are not executive officers, as a group	992,450	$34.04	99,600	3,472,613	64,400

Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2013 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options. If an optionee is granted a non-qualified stock option under the 2013 Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss, depending on the duration for which the shares are held. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.
Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of the ISO grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
Other Awards. The current federal income tax consequences of other awards authorized under the 2013 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); RSUs, stock-based performance awards and other types of awards are generally subject to income tax at the time of share delivery or other payment based on the fair market value of the share or other payment delivered on that date, but will typically be subject to employment taxes in any earlier year in which vesting occurs. Other compensation that is effectively deferred will generally be subject to income taxation when paid, but will typically be subject to employment taxes in any earlier year in which vesting occurs. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to the limitations imposed by Section 162(m) with respect to covered employees.
Section 162(m) of the Code
Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the 2013 Plan, whether alone or combined with other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.
The Section 162(m) deduction limitation does not apply to “qualified performance-based compensation.” In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) requires that: (i) the compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals, (ii) the performance goals must be established by a compensation committee comprised of two or more “outside directors”, (iii) the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by the stockholders and (iv) a compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.
Section 162(m) contains a special rule for stock options and SARs which provides that stock options and SARs will satisfy the “qualified performance-based compensation” exemption if (i) the awards are made by a qualifying compensation committee, (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period, and (iii) the compensation is based solely on an increase in the stock price after the grant date.
The 2013 Plan has been designed to permit the compensation committee to grant Options and other awards that will qualify as “qualified performance-based compensation.” At our annual stockholders meeting in 2014, our stockholders approved the material terms of the 2013 Plan for purposes of the stockholder approval requirements of Section 162(m), thus enabling the Company to structure awards granted under the 2013 Plan prior to our 2019 annual meeting of stockholders as qualified performance-based compensation (subject to the satisfaction of the other applicable requirements), if and when deemed appropriate by the Compensation Committee.
Section 409A of the Code
Certain types of awards under the 2013 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are satisfied, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% additional tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the 2013 Plan and awards granted under the 2013 Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2013 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR
THE APPROVAL OF THE SECOND AMENDMENT TO THE
BLACKHAWK NETWORK HOLDINGS, INC.
2013 EQUITY INCENTIVE AWARD PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our outstanding Common Stock as of February 6, 2017 by (i) each person or group of affiliated persons known to us to be the beneficial owner of more than 5% of our Common Stock, (ii) each NEO and each director and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the table below, the address of each beneficial owner listed in the table is c/o Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, California 94588.

	Beneficial Ownership (1)
5% Stockholders:	Number of Shares	Percent of Total
FMR LLC (2) 245 Summer Street Boston, MA 02210	7,789,450	13.97%
The Vanguard Group (3) 100 Vanguard Blvd Malvern, PA 19355	4,261,796	7.64%
BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10055	3,354,248	6.02%
Standard Life Investments Ltd (5) One George Street, Edinburgh EH2 2LL, United Kingdom	3,265,621	5.86%
P2 Capital Partners, LLC (6) 590 Madison Avenue New York, NY 10022	3,000,000	5.38%
Named Executive Officers and Directors:
Talbott Roche (7)	459,046	*
William Y. Tauscher (8)	1,092,914	1.92%
Jerry N. Ulrich (9)	243,257	*
David C. Tate (10)	67,388	*
Kirsten Richesson (11)	37,373	*
Sachin Dhawan (12)	—	*
Christopher C. Crum (13)	33,247	*
Anil D. Aggarwal (14)	—	*
Richard H. Bard (15)	7,572	*
Thomas Barnds (16)	—	*
Steven A. Burd (17)	61,486	*
Robert L. Edwards (18)	83,262	*
Mohan Gyani (19)	15,429	*
Paul Hazen (20)	68,075	*
Arun Sarin (21)	11,322	*
Jane J. Thompson (22)	3,750	*
All Executive Officers and Directors as a Group (16 persons) (23)	2,184,121	3.80%

*    Represents beneficial ownership of less than 1%.
____________________________________

(1)
This table is based upon information supplied by executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Applicable percentages are based on 55,763,379 shares of our Common Stock outstanding on February 6, 2017, together with applicable Options, RSUs and SARs for such stockholder that are exercisable or releasable within 60 days of February 6, 2017. The shares exercisable or releasable are deemed outstanding for computing the percentage ownership of any person holding such Options, RSUs or SARs, but are not deemed outstanding for computing the percentage ownership of any other person. The number of shares issuable upon exercise of exercisable SARs within 60 days of February 6, 2017, is calculated based upon the closing price of our Common Stock on February 6, 2017.

(2)
Based on a Schedule 13G/A filed with the SEC on February 14, 2017 by FMR LLC, or FMR. FMR reports having sole voting power over 282,891 shares of Common Stock and sole dispositive power over 7,789,450 shares of Common Stock.

(3)
Based on Schedule 13G filed with the SEC on February 10, 2017 by The Vanguard Group, or Vanguard. Vanguard reports having sole voting power over 109,089 shares of Common Stock, sole dispositive power over 4,151,869 shares of Common Stock and shared dispositive power over 109,927 shares of Common Stock.

(4)
Based on a Schedule 13G/A filed with the SEC on January 19, 2017 by BlackRock, Inc., or BlackRock. BlackRock reports having sole voting power over 3,232,560 shares of Common Stock and sole dispositive power over 3,354,248 shares of Common Stock.

(5)
Based on a Schedule 13G filed with the SEC on February 14, 2017 by Standard Life Investments Ltd., or Standard. Standard reports having sole voting power over 3,265,621 shares of Common Stock and sole dispositive power over 3,265,621 shares of Common Stock.

(6)
Based on a Schedule 13D filed with the SEC on October 17, 2016 by P2 Capital Partners, LLC, or P2 Capital. P2 Capital reports having shared voting power over 3,000,000 shares of Common Stock and shared dispositive power over 3,000,000 shares of Common Stock.

(7)
Consists of (i) 143,108 shares of Common Stock held by Talbott Roche as of February 6, 2017; (ii) 247,700 shares issuable upon exercise of Options exercisable within 60 days of February 6, 2017; (iii) 18,238 shares issuable upon vesting of RSUs within 60 days of February 6, 2017; and (iv) 24,773 shares issuable upon exercise of 50,000 SARs exercisable within 60 days of February 6, 2017.

(8)
Consists of (i) 53,916 shares of Common Stock held by William Y. Tauscher as of February 6, 2017; (ii) 909,898 shares issuable upon exercise of Options exercisable within 60 days of February 6, 2017; (iii) 29,100 shares issuable upon vesting of RSUs within 60 days of February 6, 2017; and (iv) 49,547 shares issuable upon exercise of 100,000 SARs exercisable within 60 days of February 6, 2017.

(9)
Consists of (i) 45,593 shares of Common Stock held by Jerry N. Ulrich as of February 6, 2017; (ii) 6,000 shares of Common stock held by the Ulrich Family Trust dated November 1, 1996 as Amended and Restated in 2011; (iii) 141,764 shares issuable upon exercise of Options exercisable within 60 days of February 6, 2017; (iv) 7,400 shares issuable upon vesting of RSUs within 60 days of February 6, 2017; and (v) 21,057 shares issuable upon exercise of 42,500 SARs exercisable within 60 days of February 6, 2017.

(10)
Consists of (i) 22,824 shares of Common Stock held by David C. Tate as of February 6, 2017, of which 3,750 are unvested shares of RSAs; (ii) 29,951 shares issuable upon exercise of Options exercisable within 60 days of February 6, 2017; (iii) 5,613 shares issuable upon vesting of RSUs within 60 days of February 6, 2017; and (iv) 4,459 shares issuable upon exercise of 9,000 SARs exercisable within 60 days of February 6, 2017.

(11)
Consists of (i) 4,008 shares of Common Stock held by Kirsten Richesson as of February 6, 2017; (ii) 21,289 shares issuable upon exercise of Options exercisable within 60 days of February 6, 2017; (iii) 6,076 shares issuable upon vesting of RSUs within 60 days of February 6, 2017; and (iv) 2,972 shares issuable upon exercise of 6,000 SARs exercisable within 60 days of February 6, 2017.

(12)
Sachin Dhawan holds no shares of Common Stock as of February 6, 2017, has no shares issuable upon exercise of Options exercisable within 60 days of February 6, 2017, has no shares issuable upon vesting of RSUs within 60 days of February 6, 2017, and has no SARs exercisable within 60 days of February 6, 2017.

(13)
Consists of (i) 8,733 shares of Common Stock held by Christopher C. Crum as of February 6, 2017, (ii) 18,501 shares issuable upon exercise of Options exercisable within 60 days of February 6, 2017; (iii) 1,513 shares issuable upon vesting of RSUs within 60 days of February 6, 2017; and (iv) 2,229 shares issuable upon exercise of 4,500 SARs exercisable within 60 days of February 6, 2017.

(14)	Anil D. Aggarwal held no shares of Common Stock as of February 6, 2017.

(15)	Consists of 7,572 shares of Common Stock held by Richard H. Bard as of February 6, 2017.

(16)	Mr. Barnds was appointed to the Board on February 13, 2017. He held no shares of Common Stock as of February 6, 2017.

(17)	Consists of 61,486 shares of Common Stock held by Steven A. Burd as of February 6, 2017.

(18)	Consists of (i) 52,889 shares of Common Stock held by Robert L. Edwards as of February 6, 2017; and (ii) 30,373 shares of Common stock held by the Edwards Family Trust dated July 30, 2015.

(19)	Consists of 15,429 shares of Common Stock held by Mohan Gyani as of February 6, 2017.

(20)	Consists of 68,075 shares of Common Stock held by Paul Hazen as of February 6, 2017.

(21)	Consists of 11,322 shares of Common Stock held by Arun Sarin as of February 6, 2017.

(22)	Consists of 3,750 shares of Common Stock held by Jane J. Thompson as of February 6, 2017.

(23)	Consists of shares beneficially owned by each NEO and director, including the shares described in footnotes 7 through 22 above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2016, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that a Form 4 for each of Talbott Roche, William Tauscher, Jerry Ulrich, David C. Tate and Christopher C. Crum, to report the grant of an Option, PSUs and RSUs was inadvertently filed late, and a Form 4 for each of Kirsten Richesson and Joan Lockie to report the grant of an Option and RSUs was also inadvertently filed late.

COMPENSATION OF DIRECTORS
Director Compensation
Our Board has approved a compensation plan for non-employee directors, which we refer to as the Non-Employee Director Compensation Program, for our non-employee directors, whom we refer to as eligible directors. For the fiscal year ended December 31, 2016, each of our non-employee directors received each of the applicable retainers and fees set forth below for serving as a member of our Board, Chairman of our Board or as a Committee Chair or committee member.
Cash Compensation
As of January 3, 2016, annual retainers are paid in the following amounts to non-employee directors:

Non-employee director:	$60,000
Chair of Audit Committee:	$15,000
Chair of Compensation Committee:	$10,000
Chair of Nominating and Corporate Governance Committee:	$8,500
Audit Committee Member (for both non-Chair and Chair members):	$10,000
Compensation Committee Member (for both non-Chair and Chair members):	$10,000
Nominating and Corporate Governance Committee Member (for both non-Chair and Chair members):	$7,500
Lead Independent Director:	$20,000

All annual retainers are paid in cash quarterly in arrears promptly following the end of the applicable calendar quarter, but in no event more than thirty (30) days after the end of such quarter. During 2016, non-employee directors could elect to have all or a portion of their annual retainers paid in the form of an immediately vested RSUs that constitutes a right to receive shares of Common Stock with an aggregate value equal to an amount between 10% and 100% of their annual retainers, as elected by the applicable non-employee director (valued based on the average market closing price per share of the Common Stock over the period of 15 consecutive trading days ending on the Friday immediately preceding the first day of the applicable calendar quarter) under the 2013 Plan or any other applicable Company equity incentive plan then maintained by the Company.
Equity Compensation
Each non-employee director serving on the Board on the date of each annual stockholder meeting of the Company is granted an RSU, or an Annual RSU, that constitutes a right to receive shares of Common Stock with an aggregate value of $140,000 (valued based on the average market closing price per share of the Common Stock over the period of 15 consecutive trading days ending on the Friday immediately preceding the applicable annual meeting) under the 2013 Plan or any other applicable Company equity incentive plan then maintained by the Company, or the Annual RSU. The Annual RSU will be automatically granted, without further action, on the date of the applicable annual meeting, and will vest in full on the earlier to occur of (i) the first anniversary of the date of grant and (ii) the date of the annual meeting for the year following the year in which the grant is made, subject in each case to continued service through the vesting date.
Each non-employee director may defer up to 100% of the shares of Common Stock underlying Annual RSUs and RSUs that a director receives in lieu of his or her annual cash retainers until a date that is later than the vesting date. Deferral elections and deferral payments for RSUs are governed by procedures substantially similar to the procedures governing deferral elections and deferred payment under the Blackhawk Network Holdings, Inc. Deferred Compensation Plan, or the Blackhawk Deferred Compensation Plan. A summary of the Blackhawk Deferred Compensation Plan is provided under the caption “Potential Payments Upon Termination or Change in Control” below. Previously, non-employee directors had the option to elect to receive immediately vested RSUs in lieu of their annual retainers, but as of January 1, 2017, non-employee directors no longer have this option.
We reimburse all directors for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board and its committees. We do not provide retirement benefits to our non-employee directors.
In the table below, we have set forth information regarding the compensation of our eligible directors for the fiscal year ended December 31, 2016.
2016 Director Compensation
Our non-employee directors receive cash compensation and RSUs for their services as members of our Board. The following table shows, for the fiscal year ended December 31, 2016, information with respect to the compensation of our non-employee directors. Mr. Barnds, Mr. Fox and Mr. Henske were not directors during our fiscal year 2016 and therefore are not included in the following table.

Name of Director (1)(2)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (3)(4)	Total ($)
Anil D. Aggarwal	57,335	140,051	197,386
Richard H. Bard	86,000	140,051	226,051
Steven A. Burd	69,112	140,051	209,163
Robert L. Edwards (5)(6)	76	193,916	193,992
Mohan Gyani	88,389	140,051	228,440
Paul Hazen (5)	82	226,021	226,103
Lawrence F. Probst III (7)	36,130	—	36,130
Arun Sarin	70,000	140,051	210,051
Jane J. Thompson	70,000	140,051	210,051
______________________________________

(1)
Neither Ms. Roche, our President and Chief Executive Officer, nor Mr. Tauscher, our former Chief Executive Officer, is included in this table, as each of them is an employee of the Company and does not receive compensation for his or her services as a director. All compensation paid to Ms. Roche and to Mr. Tauscher in 2016 for services each of them provided to the Company is reflected in the Summary Compensation Table.

(2)
The aggregate number of unvested RSUs held by each non-employee director listed in this table above as of December 31, 2016, was as follows: 4,207 shares for Mr. Aggarwal, 4,207 shares for Mr. Bard, 4,207 shares for Mr. Burd, 4,207 shares for Mr. Edwards, 4,207 shares for Mr. Gyani, 4,207 shares for Mr. Hazen, 0 shares for Mr. Probst, and 4,207 shares for Mr. Sarin. Ms. Thompson has deferred the settlement of 4,207 shares of Common Stock subject to RSUs granted on June 10, 2016 and 3,822 shares of Common Stock subject to RSUs granted on May 20, 2015.

(3)
Amounts in this column represent the aggregate grant date fair value of RSUs granted during the fiscal year ended December 31, 2016, calculated in accordance with ASC 718. Assumptions used to calculate the grant date fair value are set forth in Notes 1 and 8 in our Form 10-K filed February 27, 2017.

(4)
Each non-employee director listed in this table received a grant of RSUs with an aggregate value of $140,000. The value is based on the average market closing price per share of the Common Stock over the period of 15 consecutive trading days ending on the Friday immediately preceding the applicable annual meeting, which was $33.2753 per share.

(5)	Mr. Edwards and Mr. Hazen elected to receive 100% of their annual retainers in fully vested RSUs during fiscal year 2016.

(6)
Mr. Edwards was employed by Safeway until its acquisition by Albertsons. Since April 14, 2014, the date of the Spin-Off, Mr. Edwards has been considered a non-employee director and received compensation from us under the Non-Employee Director Compensation Program.

(7)	Mr. Probst resigned from the Board on June 20, 2016.
Non-employee Director Stock Ownership Guideline
In April 2014, we adopted a stock ownership guideline for all non-employee directors. All non-employee directors are required to accumulate shares of the Company’s stock equal in value to at least three times the amount of their annual cash retainer as determined on December 31 of each year. This guideline remained unchanged in 2015. In February 2016, the Compensation Committee adopted an updated non-employee director stock ownership guideline, which increased the ownership requirement from three times to five times the amount of their annual cash retainer and all non-employee directors are expected to meet their ownership requirements by December 31, 2021, but any newly appointed directors are expected to meet their ownership requirements within five years following their appointment date.

EXECUTIVE OFFICERS
The executive officers of the Company as of April 13, 2017 are as follows:

Name	Age	Position/Office Held With the Company
Talbott Roche	50	President and Chief Executive Officer
William Y. Tauscher (1)	67	Chairman of the Board, Executive Chairman and Former Chief Executive Officer
Jerry N. Ulrich	62	Chief Financial Officer and Chief Administrative Officer
David C. Tate	48	Senior Vice President, U.S. Retail
Kirsten Richesson	47	General Counsel and Secretary
Sachin Dhawan	42	Senior Vice President, Chief Technology Officer
______________________________

(1)	Mr. Tauscher transitioned from his role as Chief Executive Officer effective February 22, 2016 and continued to serve as Executive Chairman, an executive officer position at the Company.

Talbott Roche. Biographical information regarding Ms. Roche is set forth under “Proposal No. 1—Election of Directors.”
William Y. Tauscher. Biographical information regarding Mr. Tauscher is set forth under “Proposal No. 1—Election of Directors.”
Jerry N. Ulrich. Mr. Ulrich has served as our Chief Financial Officer since June 2006 and as our Chief Administrative Officer since March 2007. Prior to joining us, Mr. Ulrich served as the Vice President Operations and Chief Financial Officer of Xign Corporation, an electronic payments service provider, from January 2001 through June 2006. In addition, Mr. Ulrich served as interim President and Chief Executive Officer of Optimal Networks Corporation, an information technology solutions provider, from 1999 to 2000; as President of Netwave Technologies, Inc., a wireless network products company, from 1996 to 1999; and in various positions including Chief Financial Officer and Chief Operating Officer for Xircom, Inc., a computer networking company, from 1992 to 1996. Mr. Ulrich received a B.S. in Business Administration with a major in accounting from The Ohio State University.
David C. Tate. Mr. Tate has served as our Senior Vice President, U.S. Retail since October 2016. Mr. Tate originally joined us as Regional Vice President, Business Development in October 2001 while we were a specialty marketing division of Safeway. Mr. Tate was promoted to Group Vice President, Gift Cards in January 2005. Mr. Tate was promoted to General Manager, Core Business in January 2011, and was promoted to Senior Vice President, Products and Marketing in December 2013. Prior to joining us, Mr. Tate served in various sales, management and executive roles at On Technology Corporation, a company that provides enterprise infrastructure management solutions and NewChannel Inc., a company that provides Web-based solutions. Mr. Tate holds a B.S. in business from Southern New Hampshire University.
Kirsten Richesson. Ms. Richesson has served as our General Counsel and Secretary since April 2015 where she oversees global legal and compliance activities of the Company.  She originally joined the Company as Principal Legal Counsel in July 2006.  Ms. Richesson transitioned to the role of Vice President - Legal in January 2010 and then was promoted to Group Vice President, Legal, in March 2015 where she oversaw legal matters related to our commercial activities and served in that position until she was promoted to be our General Counsel.  Prior to joining the Company, Ms. Richesson practiced as a corporate and securities attorney at Latham & Watkins LLP in San Francisco between October 2004 and April 2006.  Between June 2001 and August 2004, Ms. Richesson was Vice President and Associate General Counsel at Fleming Companies, Inc., a wholesale distributor of consumable goods.  Since February 2016, Ms. Richesson has served as a member of the board of directors of Network Branded Prepaid Card Association, a leading trade association open to all companies involved in providing prepaid cards that carry a brand network logo to consumers, businesses and government.  Ms. Richesson holds a B.A. in International Relations and Affairs from William Jewell College and a J.D. from the University of Kansas School of Law.

Sachin Dhawan. Mr. Dhawan has served as our Senior Vice President, Chief Technology Officer since June 2016. Before joining us, from February 2015 to June 2016, Mr. Dhawan served as VP Engineering, Global Consumer Products at PayPal Holdings, Inc., a company operating a worldwide online payments system, where he was the engineering leader for PayPal’s Global Consumer products & services. From March 2012 to February 2015, he served as the VP Consumer, Growth & Demand Gen Engineering at PayPal where he was responsible for PayPal’s global consumer products & services technology. From October 2000 to March 2012, he worked in various roles at Microsoft Corporation, a platform and productivity company, where he last served as Partner Development Manager, adCenter where he lead engineering for various advertising products. From 1998 to September 2000, he was a Software Design Engineer at Aditi Technologies and at Ramco Systems, each of which is an Indian technology company. Mr. Dhawan graduated from the Advanced Leadership Program from Stanford Graduate School of Business and holds a B.S. in computer science from Visvesvaraya National Institute of Technology.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section discusses the material components of the executive compensation program for our named executive officers. In 2016, our NEOs and their positions were as follows:

•	Talbott Roche, President and Chief Executive Officer;

•	William Y. Tauscher, Chairman of the Board, Executive Chairman and Former Chief Executive Officer;

•	Jerry Ulrich, Chief Financial Officer and Chief Administrative Officer;

•	David C. Tate, Senior Vice President, U.S. Retail;

•	Kirsten Richesson, General Counsel and Secretary;

•	Sachin Dhawan, Senior Vice President, Chief Technology Officer; and

•	Christopher C. Crum, Former Senior Vice President, Sales.
This Compensation Discussion and Analysis, or CD&A, provides an overview of our 2016 business results and financial highlights, executive compensation philosophy, the overall objectives of our executive compensation program and each compensation component that we provide. Each of the key elements of our executive compensation program is discussed in more detail below. The following discussion and analysis of compensation arrangements of our NEOs should be read together with the compensation tables and related disclosures set forth below.
Executive Summary
Business Highlights
In 2016, the Company’s financial performance was negatively impacted by measures taken by some of its U.S. retail distribution partners related to their delay in implementing the new secure payment card requirements from the EMV mandate. The failure to implement EMV in their point-of-sale systems by October 2015 transferred the liability for fraudulent credit card payments from card issuers to the retailers. In order to limit chargebacks related to fraudulent credit cards used to purchase certain prepaid products in their stores, some of the Company’s U.S. distribution partners began taking measures in late January 2016 to limit or control the sale of high value prepaid cards and, in particular, open loop products. While the type of restrictive measures varied by distribution partner, the following types of restrictions were implemented: establishment of limits on credit card purchases of gift cards, a move to cash or debit only for purchases of certain gift cards and removal of high denomination open loop products. The Company estimated that these restrictions had a direct negative impact of $52 million on adjusted operating revenues and $31 million on adjusted EBITDA after netting the effect of expense reduction measures taken, including a significant reduction in short-term incentive compensation for fiscal 2016. As a result, the Company’s overall adjusted operating revenue growth was limited to 7% in 2016, and adjusted EBITDA, adjusted net income and adjusted diluted earnings per share declined 2%, 10% and 12%, respectively (see graphs below). For a reconciliation of adjusted operating revenues, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share to GAAP, please refer to Annex B to this Proxy Statement.

In our U.S. retail segment, the EMV impact offset our growth related to adding new distribution partners and expanding online sales. We expanded our Incentives segment with two acquisitions in 2016, coupled with the organic growth of Achievers. In our international segment, both our Europe and Asia Pacific regions experienced good organic growth and we also completed the acquisition of Grass Roots in October 2016. While 2016 was a challenging year financially, we believe the most significant portion of the EMV impact was on 2016 and we expect 2017 financial results to reflect growth closer to the multi-year compound annual growth rates achieved since we went public in 2013. The Company’s closing stock price on December 31, 2016 was $37.67, which represents a 15% decline compared to December 31, 2015. However, this price also equates to a three-year compounded annual increase of 14% and is approximately 60% higher than the Company’s April 2013 initial public offering price. The charts below show our results for each year since going public in 2013.

Refer to Annex B of this Proxy Statement for a reconciliation of non-GAAP measures to GAAP.

Pay and Performance Alignment
Blackhawk operates in a highly competitive talent market in which executives must have expertise across both the retail/consumer products and financial services sectors, as well as advanced knowledge of the technologies that enable an efficient and effective platform for the business. It is therefore important that Blackhawk provide competitive rewards programs that allow management to share in the value created for stockholders, while also holding them accountable for financial and stockholder value results. The key revenue and profitability metrics shown in the graphs above are also the elements which our NEOs are measured against and which align pay outcomes with performance achieved. As the Company entered 2016, it was aware that EMV would likely have a negative impact on the overall business performance. In recognition of this, the Company’s management proposed a temporary decrease in target bonus opportunities for each of its executive officers and other managers to partly offset the EMV impact. As the year progressed, the EMV negative impact was greater than anticipated and as a result the Company’s 2016 financial performance was below its internal threshold level for incentive compensation. As such, no bonuses were paid to our NEOs for 2016 results.
Blackhawk also reinforces the need to deliver strong financial results in its equity-based long-term incentive plans. In 2015 and 2016, Ms. Roche and Messrs. Tauscher, Ulrich, Tate, and Crum received approximately one-third of their long-term incentive value in the form of PSAs. Our General Counsel, Ms. Richesson, receives all of her long-term incentive value in the form of RSUs. Mr. Dhawan was hired in 2016 and as such received a one-time sign-on grant in the form of RSUs and Options. The 2016 financial results fell short of our threshold performance levels for the second measurement year of the 2015 grant of PSAs and for the first measurement year of the 2016 grant of PSAs. Accordingly, one-half of the shares from the 2015 grant will be forfeited and at least one-third of the shares from the 2016 grant will not be earned. The Options grants from 2016 also provide alignment between pay and performance.

These awards had no intrinsic value as of December 31, 2016 because the stock price was below the grant date price. In addition, the share-based long-term incentives from 2016 as well as previous grants, which form a majority portion of target total compensation for our NEOs, experienced 2016 value declines that are directly in line with those of our stockholders.
Blackhawk believes that its historical compensation strategies have provided a strong link between pay and performance and align the senior executives with shareholder outcomes. In an effort to continue to strengthen this pay, performance, and shareholder alignment, Blackhawk made several key changes to its 2017 compensation plans and has committed to a change in the 2018 pay strategy as well. Key changes to the 2017 compensation plans include: increased PSAs to 50% of total equity-based compensation for the eligible NEOs; and the elimination of Option grants. Blackhawk intends for the 2018 compensation plan to introduce a direct measurement of total shareholder return in the PSA program, with the specific design approach to be determined.
Leadership Transition Highlights
We established a leadership succession plan which was formally announced in February 2016. On February 22, 2016, Talbott Roche became our new Chief Executive Officer, or CEO. Mr. Tauscher continues serving as Chairman of the Board and during 2016 was a key advisor to the CEO and led the Company’s international business and its corporate development strategy and execution. We believe that this succession strategy has positioned the Company for long-term growth. During 2016, the Company implemented a compensation transition strategy which increased Ms. Roche’s compensation to be closer to market median of peer CEO levels and reduced Mr. Tauscher’s pay in conjunction with his role changes. In 2017, this directional pay shift will continue as the transition plan continues its role evolution.
On March 16, 2017, Jerry Ulrich, Chief Financial Officer of the Company, notified the Company of his intent to retire by the end of 2017 after eleven years of service to the Company. The Company is conducting a comprehensive search to identify Mr. Ulrich’s successor. Also on March 16, 2017, Mr. Tauscher notified the Company of his intent to step down from his international responsibilities in 2017, as a search and transition is completed, and from his corporate development responsibilities following the transition of his international responsibilities. Mr. Tauscher intends to continue serving as Chairman.
Favorable Say on Pay Vote and Shareholder Outreach
At our 2014 annual meeting of stockholders, which was our first annual meeting as a public company, our stockholders cast an advisory vote on the compensation of our NEOs, or a “say-on-pay” vote. A substantial majority (99.8%) of the votes cast at that meeting (including abstentions but excluding broker non-votes) voted in favor of the say-on-pay proposal and approved, on an advisory basis, the compensation of our NEOs that was set forth in the related proxy statement. In addition to the formal say-on-pay voting, the Company interacts with its institutional shareholders throughout the year to discuss important topics to them including strategy, financial performance and outlook, acquisition integration and other business objectives, as well as to gather investor feedback on the Company’s executive compensation programs. In evaluating our executive compensation program for overall pay levels and design factors, the Compensation Committee has considered the results of the say-on-pay vote, direct investor feedback, as well as other factors discussed in this CD&A. While each of these factors informed the Compensation Committee’s decisions regarding the compensation of our NEOs, in light of the high level of stockholder support received in 2014, the Compensation Committee has not implemented significant changes to our executive compensation program since that time. The most significant change made to the Company’s compensation program since its initial public offering in 2013 was the introduction of a performance-based equity vehicle in 2014, which continues to be part of the equity program in 2015 and 2016, and the adoption of a deferred compensation plan in 2015. Blackhawk made several adjustments to its pay programs to strengthen pay and performance alignment. Option grants were eliminated and PSAs increased to 50% of total equity-based compensation for the eligible NEOs. For 2018, the Company has committed to using a direct total shareholder return measure in its PSA grants, with the specific design approach to be determined.

At our 2014 annual meeting of stockholders, our stockholders cast an advisory vote on the frequency with which our stockholders should be asked to vote on a say-on-pay proposal, or the “say-on-frequency” proposal. A substantial majority (98.17%) of the votes cast at that meeting (including abstentions but excluding broker non-votes) voted in favor of a triennial say-on-pay vote. Accordingly, our Board decided to provide our stockholders with the opportunity to provide an advisory vote on our executive compensation every three years, and the say-on-pay proposal is included in this Proxy Statement relating to, and to be voted on, at the 2017 Annual Meeting. The Company is seeking stockholder input on its executive pay programs again in this Proxy Statement (see Proposal No. 3). In addition, the Board will be recommending to stockholders that the advisory vote on executive compensation be conducted annually going forward, as opposed to every three years (see Proposal No. 4). We believe this will provide stockholders with a more direct and frequent feedback mechanism on the alignment between pay and performance at the Company.
Compensation Objectives and Philosophy
As noted above, the nature of our business requires executive talent that can be highly effective in the unique cross-over space of retail/consumer products and financial services, and has expertise in the technologies that enable our business platform. Our compensation programs for our executive officers are designed to attract and retain excellent managers and to motivate these managers to increase the market value of our stock over the long term. In support of these principal objectives, our compensation programs are designed to:

•
provide our executives with rewards programs that are competitive with those provided by other companies with whom we compete for executive talent, in order to attract, motivate and retain high performance individuals;

•
link a significant portion of compensation including annual cash-based bonuses to performance-based metrics that reward our executives for the attainment of our financial, operational and strategic goals; and

•	motivate our executives to improve our long-term performance and align them with stockholders by making equity-based compensation a significant portion of total pay.
We believe our compensation programs place emphasis on the achievement of Company-wide financial results together with the financial results of business units and strategic objectives for which the executives and managers are directly responsible. These programs also focus executives on their directly controllable business results if they are not fully responsible for Company-wide performance. We believe these features help align the interests of our executive management with those of our long-term stockholders, promote the objective of compensating our executives for directly controllable and Company-wide performance and advance our objective of increasing stockholder returns.
Key Policies and Practices
We have implemented a number of policies and practices to drive performance, mitigate excessive risk taking and promote alignment of executive and stockholder interests. A summary of these policies and practices is below.

	What We Do		What We Don’t Do
✓	Place a significant percentage of compensation at risk to align pay and performance	Χ
No employment contracts, except with our current CFO. See a summary of the severance provision in our CFO’s offer letter under the caption “Potential Payments Upon Termination or Change in Control” below

✓	Regularly review share utilization to ensure reasonable dilution levels	Χ	No excessive severance or change in control benefits, including no single-trigger vesting upon a change in control for Options and stock awards granted after our initial public offering
✓	Grant a portion of long-term equity incentives as performance-based awards	Χ	No historical repricing of underwater Options
✓	Provide reasonable post-employment/change in control provisions	Χ	No dividend or dividend equivalents paid on unearned performance awards
✓	Utilize an independent compensation consulting firm	Χ	No tax gross-ups
✓	Mitigate undue risk in compensation by placing caps on incentive awards	Χ	No perquisites or supplementary retirement benefits (except frozen benefits with Safeway)
✓	Maintain Clawback, Anti-Hedging and Stock Ownership Policies for executives

Elements of Compensation
The Compensation Committee uses four core compensation and benefits elements to provide a competitive overall rewards package to executive officers. We believe each of these elements forms an integral part of the overall compensation program, and, taken collectively, these elements serve to achieve our compensation objectives. Outlined below is a summary of our program, as well as key outcomes for our 2016 compensation program in alignment with the performance that was delivered:

Compensation Element	Objective	Design Overview	2016 Outcomes
Base Salary	‒ Provide a stable part of the compensation package; recognize ongoing performance of job responsibilities and provide a degree of financial certainty	‒ Fixed compensation that is generally aligned with market median for comparable roles
‒    Provided targeted increases to recognize leadership role transitions, gain better alignment with market and recognize contributions, including:
‒ 15.4% for the new CEO
‒ 0% for the former CEO
‒ 14.2% for the SVP, U.S. Retail with new responsibilities
‒ ~2.5% for all others

Annual Performance-Based Cash Compensation (Bonuses)	‒ Emphasize corporate and individual objectives and provide reward opportunities for our NEOs when key business objectives are met
‒    Payouts based on Adjusted Pre-Tax Income and U.S. Direct Margin (1)
‒    Target bonuses were reduced to partly offset the expected negative impact from EMV
‒    Maximum payout opportunities, as a percentage of salary, were generally maintained at the same levels as in the prior year and required a challenging 120% of target achievement in order to pay out at this maximum level
‒ Due to the significant negative impact of EMV, 2016 financial results did not reach threshold performance levels, so no bonuses were paid to NEOs
Long-term Equity Incentive Compensation	‒ Incentivize and reward increases in stockholder value ‒ Link pay to business performance and align the management team with stockholder results
‒    Ms. Roche and Messrs. Tauscher, Ulrich, Tate, and Crum received a mix of 33% RSUs, 33% Options, and 33% PSAs
‒    2016 PSAs have three 1-year performance periods with a 3-year cliff vesting. For each performance period, the performance metrics are Adjusted Operating Revenue, Further Adjusted and Adjusted EPS Excluding Cash Tax Benefit (2)
‒    As General Counsel, Ms. Richesson does not receive PSAs. Her mix was 25% Options and 75% RSUs
‒    Mr. Dhawan was hired in 2016 and is not eligible for annual long-term incentive grants until 2018

‒    2016 share price was lower due to the EMV impact, but is still up approximately 60% since our IPO
‒    PSA program implemented in 2014 and maintained in 2015 and 2016
‒    0% PSA shares earned for 2016 measurement period given 2016 results that were negatively impacted by EMV, including one-third of the target shares for the 2016 PSA grants, as well as half of the target shares for the 2015 grants

401(k) and other benefits also provided to the broader employee population	‒ Allow for retirement savings in a tax-efficient manner and provide a basic level of protection from health, dental, life and disability risks and provide a degree of financial certainty	‒ Executive benefits plans align with all other employees, and include 401(k) and health and welfare plans ‒ Severance and change-in-control agreements for senior executives only	‒ No material changes to benefits plans in 2016

_________________________________

(1)	Please see the discussion in “⎯Elements of Compensation⎯2016 Bonuses” in this Proxy Statement for further information regarding Adjusted Pre-Tax Income and U.S. Direct Margin.

(2)
Please see the discussion in “⎯Elements of Compensation⎯2016 Equity” in this Proxy Statement for further information regarding Adjusted Operating Revenue, Further Adjusted and Adjusted EPS Excluding Cash Tax Benefit.

Target Pay Mix

As part of its compensation philosophy, the Company reinforces the need to deliver positive performance results by placing a large majority of pay at risk, with a substantial portion of overall pay also linked to direct financial and stockholder performance results. The target pay mix is structured to align with market pay practices for short- and long-term incentives, and places greater emphasis on long-term performance that is aligned with stockholder outcomes. For 2016, 85% of the Company’s CEO target pay was at risk, and 61% was linked to performance-based outcomes. For the other NEOs, average 2016 target pay included 75% being at risk, with 42% aligned to direct performance results. The pay mixes were determined with the intent to generally align with pay mixes found in the market, and to place more emphasis on at-risk and long-term pay for our most senior leaders who have the most impact on the Company’s long-term performance.

2016 Total Direct Compensation
CEO Pay Mix
At Risk
85%
RSUs
24%
Base Salary
15%
Annual Cash
Incentive
13%
Options
24%
PSUs
24%
Performance Based
61%

2016 Total Direct Compensation
NEO Pay Mix[1]
At Risk
75%
Base Salary
25%
RSUs
33%
Annual
Incentive
14%
Options
16%
PSUs
12%
Performance Based
42%

1.
CEO pay mix reflects target compensation for Ms. Roche only. Mr. Tauscher is excluded from the CEO and other NEO pay mix exhibits due to his transitional role as a partial-year CEO, and partial-year Executive Chairman and Head of International and Corporate Development in 2016.

How Compensation is Determined
Engagement of Compensation Consultants
The Compensation Committee has engaged and continues to engage Mercer in an ongoing role since our initial public offering in 2013 to assist it in designing programs and setting compensation levels that are appropriate for a public company.
The executive compensation services provided by Mercer to the Compensation Committee during the 2016 fiscal year included the following:

•	review and update of a peer group of comparable public companies for purposes of determining executive compensation levels;

•	update of market director compensation practices for purposes of maintaining a competitive Board compensation program;

•	assessment of cash and equity compensation for the NEOs relative to the peer group;

•	assessment of total equity usage, dilution rates and equity plan design relative to the peer group and general market practices, including institutional investor best practices;

•	advice on governance best practices and market trends;

•	advice on other ad hoc matters related to rewarding top executive talent; and

•	attendance at each committee meeting, including executive sessions.

Evaluation of Market Competitiveness
The Compensation Committee considers multiple data sources in making decisions about executive compensation. In general, the Compensation Committee aims to position total compensation within a reasonable range of market 50th percentile, defined as the middle point of relevant peer group and survey market data. However, market data is not applied in a formulaic manner and other factors may have an equal or greater impact on compensation decisions.
For example, the positioning of an executive officer’s individual pay may be above or below the market median based on factors such as experience and proficiency as well as attraction, retention and succession planning requirements. Compensation history, as well as prior and expected performance and related reward payouts are also considered in establishing new pay levels. In addition, the positioning of each element of compensation may vary based on broader considerations, such as the desired pay mix for certain roles, the impact of compensation decisions on accounting expense or stockholder dilution, or the need to tailor the compensation package to compete with a broader set of competitors for talent.
Peer Group Comparison
The Compensation Committee selects peer companies primarily based on industry similarity and company size, which is measured by revenue. To attract, retain and engage high performing leaders, we believe that our peer group needs to be aligned with our strategic vision and include companies that:

•	represent an appropriate range from a size and scope perspective;

•	operate in Data Processing & Outsourced Services, Application Software or Consumer Finance industries; and

•	are talent competitors.
The peer group used for making 2016 compensation decisions comprises fifteen companies that align with the criteria as outlined above, thereby making them an appropriate comparator group.

Company	2015 Revenue (1)(2)	2016 Revenue (1)(2)
VANTIV INC	$3,041	$3,476
SABRE CORP	$2,849	$3,302
GLOBAL PAYMENTS INC	$2,819	$3,089
TOTAL SYSTEM SERVICES INC	$2,698	$3,755
AIMIA INC	$2,487	$2,333
VERIFONE SYSTEMS INC	$2,000	$1,992
EURONET WORLDWIDE INC	$1,764	$1,909
FLEETCOR TECHNOLOGIES INC	$1,649	$1,747
CORELOGIC INC	$1,483	$1,869
HENRY (JACK) & ASSOCIATES	$1,276	$1,378
WORKDAY INC	$1,065	$1,456
CARDTRONICS PLC	$1,181	$1,259
ACI WORLDWIDE INC	$1,028	$972
BLACK KNIGHT FINANCIALS SVCS	$913	$1,002
WEX INC	$854	$940

75th Percentile	$2,593	$2,711
50th Percentile	$1,649	$1,869
25th Percentile	$1,123	$1,318

BLACKHAWK	$1,704	$1,876
Percentile Rank	53%	51%
_________________________________

(1)	Data presented in the table above are for the four most recently disclosed quarters as of December 31, 2015 and December 31, 2016, respectively, as reported by Standard and Poor’s Research Insight.

(2)	All dollar amounts are reported in USD millions.

We annually evaluate the composition of our peer group for factors such as recent acquisitions completed by our peer companies, new markets that we have entered and changes in our market landscape. For example, Heartland Payment Systems was acquired in 2016 by Global Payments Inc., but was used in setting 2016 pay. In addition, data from Radford’s publicly-available Global Technology Survey was also considered by the Compensation Committee as a secondary market reference point. The survey data is scoped based on revenue to reflect similarly sized companies, and represents a broader set of technology companies than the peer group listed above. Both national and Northern California data is reviewed, although neither is applied formulaically in making compensation decisions.
With assistance from our compensation consultant Mercer, we also conducted a 2016 annual review, which resulted in some refinements in the peers used for setting target 2017 pay. Alliance Data Systems Corporation, Intuit, Inc., and Heartland Payment Systems were removed. CoreLogic, Inc., Workday, Inc., and Black Knight Financial Services were added.

Elements of Compensation
Base Salaries
We provide our executive officers, including our NEOs, with a base salary to compensate them for services rendered to the Company during the fiscal year. Base salary amounts are established based on a number of factors, including the scope of the NEO’s responsibilities, years of service and the Board’s or Compensation Committee’s general knowledge of the competitive market based on, among other things, experience with other companies and our industry. Base salaries are evaluated annually for all executive officers. In addition to the factors above, individual factors are also considered, in a subjective manner, in setting base salaries, including the executive’s experience, achievements, leadership, teamwork and value to the Company. Consideration of these individual factors encourages our executives to improve their individual performances.
Since our initial public offering, the base salary of our CEO is determined annually by our Compensation Committee. At the end of each fiscal year, our Compensation Committee collects information regarding the CEO’s performance and discusses relevant issues and matters with the CEO. Our Compensation Committee subsequently meets, without the CEO present, and conducts a formal performance review of the CEO and sets an appropriate base salary level for the next fiscal year.
The CEO assesses the individual performance of each other NEO and proposes to our Compensation Committee the executive’s base salary. Our Compensation Committee relies on the experience of its members and the CEO’s assessment to determine the other NEOs’ base salaries.
In 2016, base salaries for all of the executive officers were increased using the process above, though several changes were also made in order to reflect transitions in the roles for the various executives. For Ms. Roche, the more substantial increase was reflected the 2016 implementation of the Company’s CEO succession plan and her promotion to CEO. Correspondingly, Mr. Tauscher’s salary was kept flat in 2016 to reflect his partial-year role as CEO and his ongoing contributions as Executive Chairman and Head of International and Corporate Development for the remainder of the year. For 2017, this transition continues as Ms. Roche is brought closer to the Company’s strategy of paying salaries at approximately median of market. Mr. Tauscher’s 2017 salary has been reduced by $175,000, or over 21%, as he transitions into a more direct Executive Chairman only role, though it is anticipated that he will still oversee both International and Corporate Development for at least half of 2017. For 2016, Messrs. Ulrich and Tate and Ms. Richesson maintained their overall roles, and received increases that were in line with overall company increases. Mr. Tate was asked to take on more responsibility as SVP of Product and Marketing, and received a 14% increase in salary with the new role expectations. Mr. Dhawan was a new hire for the Company in 2016. His salary was set at a level that allowed the Company to bring him on board and that aligns with the Company’s pay strategy. These 2016 increases also took into consideration general industry base pay increase trends for executives as reported by Mercer as well as individual competitiveness against market benchmarks. The Compensation Committee believes these increases in base salary were appropriate based on the Company’s long-term performance and each executive’s strong individual contributions. For 2017, the Compensation Committee undertook a similar process.

Executive Officer	2015 Base Salary ($)	2016 Base Salary ($)	2016 Change in Salary (%)	2017 Base Salary ($)	2017 Change in Salary (%)
Talbott Roche	$650,000	$750,000	15.4%	$800,000	6.7%
William Tauscher	825,000	825,000	—%	650,000	-21.2%
Jerry Ulrich	450,000	461,250	2.5%	461,250	—%
David C. Tate	350,200	400,000	14.2%	425,000	6.2%
Kirsten Richesson	300,000	307,500	2.5%	325,930	6.0%
Sachin Dhawan	N/A	425,000	N/A %	425,000	—%
Christopher C. Crum	350,200	358,955	2.6%	N/A (1)	N/A %

(1)	Mr. Crum departed from the Company in September 2016, and therefore the 2017 base salary is not applicable to him.

2016 Bonuses
The primary purpose of our bonus program is to motivate our executives to meet or exceed Company-wide and business-specific performance goals on a shorter-term basis. We believe bonus programs at certain levels are necessary for competitive purposes to attract and retain highly qualified executives and serve the purpose of focusing attention on key strategic and financial goals for the Company. The fact that NEOs must be employed by the Company on the payment date as a condition of bonus eligibility also assists in retention.
For 2016, the Compensation Committee approved the 2016 Bonus Plan, pursuant to which each NEO was eligible to receive an annual bonus based on the achievement of specified Company performance metrics. For our executive officers, 2016 bonus targets were set and achievements were determined in accordance with the rules for performance-based compensation set forth in the 2013 Plan. In 2016, the Company made a notable departure from its previous compensation practices in order to better align business expectations with bonus opportunities. At the beginning of 2016, the Company expected that EMV would have a negative impact on the Company’s business that would not allow it to grow at its previously expected levels. As such, management requested that its 2016 target bonus opportunities be reduced by 15% relative to 2015 targets as the one-time impact of EMV results were managed.
The metrics used for measuring achievement, rationales for selection and the respective weight of each are detailed in the table below for each executive officer. We chose these metrics because they are critical measures of business success. For executives with Company-wide responsibility, the emphasis is solely on total Company results. For those with a mix of Company-wide and business-specific results, the performance measure weighting is balanced between the two metrics.

	Metrics
	Adjusted Pre‑Tax Income (1)	U.S. Direct Margin (2)
	Provides strong line of sight to both growth and expense management	Measures efficiency and effectiveness of efforts to grow business
Executive	Weightings
William Y. Tauscher	100%	—%
Talbott Roche	100%	—%
Jerry Ulrich	100%	—%
David C. Tate	50%	50%
Kirsten Richesson	75%	—% (3)
Sachin Dhawan	100%	—%
Christopher C. Crum	50%	50%
________________________________

(1)
“Adjusted Pre-Tax Income” means pre-tax income, excluding any credit or expense taken for distribution partner mark-to-market expense, stock-based compensation expense, warrant amortization, interest income and expense, change in fair value of contingent consideration, amortization of intangible assets, corporate acquisitions (unless an acquisition was specifically included in the annual operating plan target) and certain other non-cash and cash expenses that we believe are not indicative of our core operating performance.

(2)	“U.S. Direct Margin” is defined as product revenue minus directly attributable costs for U.S. business and excludes any mark-to-market of equity instruments held by distribution partners.

(3)	The remainder of weighting for Ms. Richesson is on management business objectives aligned with her specific business areas.
In addition, the Compensation Committee approved threshold, target and maximum bonuses for each executive as a percentage of salary, as set forth below. Note, the target values, other than the value for Mr. Dhawan, represent a 15% reduction relative to 2015 target values due to the anticipated negative financial impact from EMV in 2016. The maximum payout opportunities, as a percentage of salary, were generally maintained at the same levels as in the prior year and required a challenging 120% of target achievement in order to pay out at this maximum level.

	Threshold (90% of Target Performance)	Target (100% of Target Performance)	Maximum (120% of Target Performance)
Named Executive Officer	Bonus (% of Salary)	Bonus (% of Salary)	Bonus (% of Salary)
Talbott Roche	50%	85%	150%
William Y. Tauscher	50%	65%	150%
Jerry Ulrich	50%	65%	130%
David C. Tate	50%	65%	130%
Kirsten Richesson	25%	32.5%	65%
Sachin Dhawan	50%	80%	120%
Christopher C. Crum	50%	65%	130%

The actual annual cash bonuses payable under our 2016 Bonus Plan were based on achievement of results for each metric, as detailed in the table below. These goals were established based on the Company’s annual operating plan and take into account the aggressive growth expectations of the Company.

Goals and Performance Attainment by Metric
	Adjusted Pre-Tax Income	U.S. Direct Margin
Threshold Goal	$158.5M	$251.0M
Target Goal	$176.1M	$278.9M
Maximum Goal	$211.3M	$334.6M
Actual Results	$117.7M	$224.6M
Attainment	66.8%	80.6%

The bonuses earned by each NEO are set forth in the “2016 Summary Compensation Table” below in the column titled “Non-Equity Incentive Plan Compensation,” and are calculated below. As noted previously, the Company missed its threshold performance levels in 2016 due to the negative impact of EMV, and no bonuses were payable.

Executive Officer	2016 Bonus Eligible Earnings ($)	Target Bonus (%)	Target Bonus ($)	Adjusted Pre-Tax Income			U.S Direct Margin
				Attainment (% of Target)	Payout (% of Target)	Weighting	Attainment (% of Target)	Payout (% of Target)	Weighting	Payout ($)	Payout (% of Target)
Talbott Roche	732,692	85%	622,789	66.8%	—%	100%	—%	—%	—%	—	—%
William Y. Tauscher	825,000	65%	536,250	66.8%	—%	100%	—%	—%	—%	—	—%
Jerry Ulrich	459,303	65%	298,547	66.8%	—%	100%	—%	—%	—%	—	—%
David C. Tate	390,034	65%	253,522	66.8%	—%	50%	80.6%	—%	50%	—	—%
Kirsten Richesson	306,202	32.5%	99,516	66.8%	—%	75%	—%	—%	—%	—	—%
Sachin Dhawan	219,039	80%	175,231	66.8%	—%	100%	—%	—%	—%	—	—%
Christopher C. Crum	—	65%	—	66.8%	—%	50%	80.6%	—%	50%	—	—%

For 2017, the Compensation Committee approved a similar corporate performance bonus program under the cash-performance award provisions of the Company’s 2013 Equity Incentive Award Plan. The Company’s NEOs are eligible to earn, vest in, and receive cash bonuses based on the attainment of Adjusted Pre-Tax Income and/or U.S. Direct Margin performance objectives during the Company’s 2017 fiscal year running from January 1, 2017 through December 30, 2017. The Compensation Committee approved threshold, target and maximum bonuses for each executive based on each executive’s annual base salary, the details of which are disclosed in our current report on Form 8-K filed with the SEC on February 17, 2017, which is incorporated herein by reference. With the reduction in anticipated negative impact of EMV on 2017 results, 2017 target bonus levels as a percentage of base salary have been restored to their 2015 levels.
Equity Awards
The goals of our long-term, equity-based awards are to reward and encourage long-term corporate performance based on the value of our Common Stock and, thereby, to align the interests of our executive officers, including our NEOs, with those of our stockholders.
The Board previously adopted the Second Amended and Restated 2006 Restricted Stock and Restricted Stock Unit Plan, or the 2006 Plan, and the Amended and Restated 2007 Stock Option and Stock Appreciation Right Plan, or the 2007 Plan. The 2006 Plan provided for the grant of restricted stock awards, or RSAs, and RSUs, and the 2007 Plan provided for the grant of Options and SARs. In March 2013, we adopted the 2013 Plan, which became effective in connection with our initial public offering in April 2013. Upon the effectiveness of the 2013 Plan, no further grants have been, or will be, made under the 2006 Plan or the 2007 Plan. In addition, in December 2013, we adopted the 2013 Employee Stock Purchase Plan, or the ESPP, in order to provide additional incentives for our employees and to align employee interests with the long term success of the Company.
In 2016, we also granted PSAs to Ms. Roche and Messrs. Tauscher, Ulrich, Tate and Crum that are earned over a three-year performance period and vest in full after three years, subject to continued service, thus promoting retention by delaying full payout until after the final performance period is completed. As noted previously, Ms. Richesson, our General Counsel receives only RSUs, and Mr. Dhawan was hired in 2016 and is not eligible for annual long-term incentive grants until 2018. The three-year performance period promotes a long-term performance focus, while balancing the ability to set long-term performance goals in a highly dynamic business environment. Each eligible NEO may earn, vest in and receive a number of shares of the Company’s Common Stock ranging from 0% to 200% of the target number of performance shares granted based on the attainment of Adjusted Operating Revenue and Adjusted EPS Excluding Cash Tax Benefit at certain growth levels during the performance period (see “2016 Equity” below for a definition of the metrics utilized for the 2016 PSAs). If the Company does not achieve at least the minimum goal for both performance goals, then all of the performance shares will be forfeited.
The Compensation Committee generally grants annual equity awards at the first quarterly Compensation Committee meeting of the year, unless otherwise specified by our Board or the Compensation Committee. The Compensation Committee does not grant equity compensation awards in anticipation of the release of material nonpublic information, nor do we time the release of material nonpublic information based on equity award grant dates.
We believe our long-term equity compensation also encourages the retention of our NEOs because the vesting of equity awards also requires continued employment (except in the case of disabled or retirement-eligible employees or following a change in control).
2016 Equity
The Compensation Committee in 2016 granted an approximately equal value mix of Options, RSUs and performance shares to our NEOs, which reflects the Company’s desire to have a balance of overall incentive opportunities, but with a heavier weighting toward awards requiring performance through Options and PSAs. The exception to this is Ms. Richesson, who received a grant value mix of approximately one-fourth Options and three‑fourths RSUs. The following table sets forth the Options, RSUs and PSAs granted to our NEOs in the 2016 fiscal year.

Named Executive Officer	2016 Stock Option Grants	2016 Restricted Stock Unit Grants	2016 Performance Share Award Grants (Target)
Talbott Roche	97,500	30,850	30,850
William Y. Tauscher	97,500	30,850	30,850
Jerry Ulrich	29,350	9,300	9,300
David C. Tate	26,650	8,450	8,450
Kirsten Richesson	8,350	7,950	—
Sachin Dhawan	50,000	100,000	—
Christopher C. Crum	21,200	6,700	6,700

The Options and RSUs set forth in the above table vest in 25% annual installments over a period of four years which we believe aligns with the practices of our peer companies. We also believe the vesting schedule of our Options and RSUs appropriately encourages long-term employment with the Company while allowing our executives to realize compensation that corresponds to the value they have created for our stockholders.
We granted 2016 PSAs that are earned over a multi-year performance period based on the achievement of pre-determined performance growth goals. The PSAs thus increase the linkage of pay to performance. For awards granted in 2016, the performance period covers three fiscal years. The number of performance shares earned in fiscal 2016 with respect to the 2016 PSAs was based on our attainment of growth targets for Adjusted Operating Revenue, Further Adjusted, and Adjusted EPS Excluding Cash Tax Benefit, both of which were determined by applying targeted annual growth rates to the same actual metrics for fiscal 2015.
“Adjusted Operating Revenues, Further Adjusted” means reported operating revenues adjusted to offset the distribution commissions paid and other compensation to distribution partners and business clients (“Adjusted Operating Revenues”); and further adjusted by (i) deducting “Marketing Revenue” identified under “Prepaid and Processing Revenues” and (ii) excluding the Adjusted Operating Revenues generated by acquisitions that were not included in the annual financial plan that was presented to the Board (the “Annual Financial Plan”) if such acquisitions, on an aggregate basis, have an impact of 5% or more on the total Adjusted Operating Revenue of the Company. For the purpose of clarity, Adjusted Operating Revenues is calculated in accordance with the same methodology shown in Annex B.
“Adjusted EPS Excluding Cash Tax Benefit” means the Company’s net income adjusted to eliminate the effect of items that the Company does not consider indicative of its core operating performance (“Adjusted Net Income”), excluding cash tax benefit divided by the number of weighted average shares outstanding, diluted, determined as of the end of the applicable fiscal year, and further adjusted by excluding the Adjusted EPS Excluding Cash Tax Benefit generated by acquisitions that were not included in the Annual Financial Plan if such acquisitions, on an aggregate basis, have an impact of 5% or more on the total Adjusted Operating Revenue of the Company. For the purpose of clarity, Adjusted Net Income is calculated in accordance with the same methodology shown in Annex B. Each of the performance years is weighted at one-third of the total shares granted.
Each NEO, other than our General Counsel Ms. Richesson, and Mr. Dhawan, is eligible to earn a number of shares of Common Stock ranging from 0% to 200% of the target number of performance shares attributable to that fiscal year, based on the attainment of the performance goals for the fiscal year. If the Company does not achieve at least the minimum goal for both performance goals, then all of the performance shares attributable to that fiscal year will be forfeited. The Company reserves the right to reduce or eliminate the amount payable at a given level of performance. The following table sets forth the threshold, target and maximum number of performance shares each NEO is eligible to earn based on the attainment of the applicable performance criteria at the threshold, target and maximum goals:

	Executive Officer Eligibility for 2016 Performance Shares
Named Executive Officer	Threshold Number of Performance Shares	Target Number of Performance Shares	Maximum Number of Performance Shares
William Y. Tauscher	15,425	30,850	61,700
Talbott Roche	15,425	30,850	61,700
Jerry Ulrich	4,650	9,300	18,600
David C. Tate	4,225	8,450	16,900
Kirsten Richesson	—	—	—
Sachin Dhawan	—	—	—
Christopher C. Crum	3,350	6,700	13,400

The Company’s financial results did not reach the threshold performance levels for the 2016 performance period for either the 2015 or 2016 PSA grants. Accordingly, the eligible NEOs earned no target performance shares for half of the 2015 PSAs and one-third of the 2016 PSAs.

Named Executive Officer	Number of Earned 2015-2016 Performance Shares (1/2 of target shares)	Number of Earned 2016‑2018 Performance Shares (1/3 of target shares)
William Y. Tauscher	0	0
Talbott Roche	0	0
Jerry Ulrich	0	0
David C. Tate	0	0
Kirsten Richesson	N/A	N/A
Sachin Dhawan	N/A	N/A
Christopher C. Crum	0	0
For the 2017 fiscal year, the Compensation Committee approved grants to eligible executive officers of an equal mix of RSUs and PSAs subject to similar terms as applied to the equity awards granted in 2016. The RSUs vest in 25% annual installments over a period of four years. The Company elected not to grant Options due to greater market alignment, the ability to provide a greater percentage of the awards in direct performance-based vehicles, and to reduce the total number of shares granted. The PSAs will be earned over three fiscal years based on each year’s growth in Adjusted Operating Revenue and Adjusted EPS Excluding Cash Tax Benefit over the preceding year’s actual results. Please see the discussion in above in this section for further information regarding Adjusted Operating Revenue, Further Adjusted and Adjusted EPS Excluding Cash Tax Benefit. For 2018, Blackhawk has also committed to introducing a direct measure of total shareholder returns in its PSA plan design, with the specific design approach to be defined.
Other Elements of Compensation
Retirement Plan
401(k) Plan.  Our eligible employees, including our NEOs, are eligible to participate in the Blackhawk Network 401(k) Plan maintained by the Company, under which our eligible employees may defer a portion of their eligible compensation, within prescribed limits, on a pre-tax and/or Roth after-tax basis through contributions to the 401(k) Plan.  Under the Blackhawk Network 401(k) Plan, the Company may match a portion of our eligible employee’s annual contributions, within prescribed limits.  Our executives are eligible to receive the same 401(k) plan benefits, as all employees.

Employee Benefits and Perquisites
Our full-time eligible employees and our part-time eligible employees who are regularly-scheduled to work 30 or more hours per week, including, our NEOs, are eligible to participate in our group health and welfare program. Our group health and welfare program includes: medical, dental and vision benefits; medical and dependent care flexible spending accounts; short-term disability offered through the required states and/or insurer; and long-term disability, accidental death and dismemberment, and life insurance.  We pay the premium costs for short-term disability. In addition, we also pay the premium costs for both accidental death and dismemberment and basic life insurance for each eligible employee (including executive officers) in an amount equal to two times annual salary, up to a maximum of $1 million.  Each employee is responsible for the income tax for any amount exceeding $50,000 in coverage.  Our executives are eligible to receive the same group health and welfare benefits, as all employees.
Historically, we have neither provided any perquisites to our executives that are not available to other employees, nor made gross-up payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation or benefits we offer.  In the future, we may provide different and/or additional perquisites to our NEOs to ensure that we provide a balanced and comprehensive compensation structure.  We believe that it is important to maintain flexibility to adapt our compensation structure to properly attract, motivate and retain the top executive talent for which we compete.
Severance and Change in Control Benefits
In April 2014, the Compensation Committee adopted the Blackhawk Network Holdings, Inc. Executive Change in Control Severance Plan, or the Severance Plan, for certain employees of the Company, including each of the Company’s NEOs, because it believes change in control and severance benefits are essential to fulfill our objective of attracting and retaining key managerial talent. In addition, under the terms of Mr. Ulrich’s offer letter he is eligible to receive continuation of his base salary for 52-weeks upon a termination of employment other than for cause, subject to certain exceptions. Summaries of the Severance Plan and Mr. Ulrich’s severance provision are provided under the caption “Potential Payments Upon Termination or Change in Control” below.
Other Guidelines and Policies
Stock Ownership Policy for Executives
In April 2014, we adopted a stock ownership policy for our executives to help ensure that each maintains an equity stake in the Company and, by doing so, to appropriately link their interests with those of other stockholders. The requirement for executive officers is based on a multiple of the executive’s base salary. The current ownership requirements for executive officers are a value equal to 2.0 times base salary (4.0 times base salary for the CEO) as determined on December 31 of each year. Executives are expected to meet their ownership requirements by December 31, 2019. Any newly hired or promoted executives are expected to meet their ownership requirements within five years of their hire or promotion date. This policy remained unchanged in 2015 and 2016.
Clawback Policy
In April 2014, we adopted a clawback policy, pursuant to which, in the event of a restatement of our financial statements to correct a material error or inaccuracy that our Board or the Compensation Committee determines resulted in whole or in part from the fraud or intentional misconduct of an officer (as defined under Rule 16a-1(f) of the Exchange Act), the Board or the Compensation Committee shall review all bonuses, incentive compensation and performance-based equity awards paid or vested with respect to the officer within three years prior to the date on which the Company publicly discloses the need for a restatement. To the extent that such bonuses, incentive compensation or performance-based equity awards relate to the periods with respect to which the financial statements are restated and if a lesser bonus, incentive compensation or award would have been paid or vested with respect to the officer based upon the restated financial results, the Board or the Compensation Committee may (i) seek reimbursement or forfeiture of the amounts by which the officer’s bonuses, incentive compensation or awards for the restated periods exceeded such lesser bonuses, incentive compensation or awards and (ii) take additional actions, including cancellation of such officer’s outstanding bonuses, incentive compensation or equity-based award opportunities. This policy remained unchanged in 2015 and 2016.
Anti-Hedging Policy
We adopted an Insider Trading Policy in March 2013 and amended it in 2014 and 2016, pursuant to which our officers, directors and their family members are prohibited from engaging, directly or indirectly, in any speculative transactions involving our securities, including purchases of our stock on margin, short sales of our securities, and purchase or sale of put or call options on our securities or entering into other derivative contracts. In addition, to prevent the misalignment of objectives of our officers, directors and employees from those of our other stockholders, we do not permit them to enter into certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts for our securities, because such transactions allow the officer, director or employee to continue to own the covered securities without the full risks and rewards of ownership.
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code
Generally, Section 162(m) of the Code disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year to its chief executive officer and each of its three other most highly compensated executive officers, other than its chief financial officer, unless compensation qualifies as “performance-based compensation” within the meaning of the Code. Prior to completion of our initial public offering in April 2013, the Board and Chief Executive Officer did not take into consideration the deductibility limit imposed by Section 162(m) of the Code for purposes of setting compensation. The Compensation Committee may seek to qualify the variable compensation paid to our NEOs for an exemption from the deductibility limitations of Section 162(m) of the Code. As such, in approving the amount and form of compensation for our NEOs since the offering, the Compensation Committee considers all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m) of the Code. However, our Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) of the Code when it believes that such payments are appropriate to attract and retain executive talent.
Section 409A of the Internal Revenue Code
Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, additional taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Internal Revenue Code.
Section 280G of the Internal Revenue Code
Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code, imposes a 20% excise tax on the individual with respect to the excess parachute payment. Parachute payments are compensation linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including Options and other equity based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our NEOs since our 2013 initial public offering, the Board considers all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, the Board may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Accounting for Stock-Based Compensation
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of Options, RSUs and other equity based awards under our equity incentive award plans will be accounted for under ASC Topic 718. The Board and/or Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Compensation Risk Assessment
The Compensation Committee conducts an annual risk assessment of compensation programs to identify and manage any risks they may present. Mercer reviews the risk assessment findings and discusses them with the Committee. The key factors of our compensation programs that mitigate risk are the following: alignment of compensation mix and level to market, established maximum payout levels for incentive plans, alignment of incentive plan payouts with total company performance, and strong Compensation Committee oversight with validation of awards before payout. Based on this assessment, the Committee has determined that any risks arising from our compensation programs are not reasonably likely to have a material adverse effect on the Company.

SUMMARY COMPENSATION
The following table sets forth information concerning the compensation of our NEOs for our 2016, 2015 and 2014 fiscal years ended December 31, 2016, January 2, 2016 and January 3, 2015, respectively.
2016 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (3)		Option Awards ($) (3)		Non-Equity Incentive Plan Compensation ($)	Change in Pension and Non-qualified Deferred Compensation Earnings ($)		All Other Compensation ($) (6)	Total ($)
Talbott Roche President and Chief Executive Officer	2016	$736,539	2,397,045		1,199,143		—	—	(5)	6,258	4,338,985
	2015	636,538	1,650,442		920,329		582,963	—	(5)	21,754	3,812,026
	2014	550,000	1,347,192		576,515		443,437	30,672	(5)	17,468	2,965,284
William Y. Tauscher Chairman of the Board, Executive Chairman and Former Chief Executive Officer	2016	825,000	2,397,045		1,199,143		—	—	(5)	9,720	4,430,908
	2015	819,292	3,950,110		2,202,787		863,938	—	(5)	42,027	7,878,154
	2014	775,981	2,248,528		964,057		795,380	1,533	(5)	21,041	4,806,520

Jerry Ulrich Chief Financial Officer and Chief Administrative Officer	2016	459,736	722,610		360,973		—	—		7,971	1,551.290
	2015	443,269	770,467		430,154		372,702	—		20,841	2,037,433
	2014	393,990	670,388		287,006		323,072	8,190	(5)	22,735	1,705,381
David C. Tate Senior Vice President, U.S. Retail	2016	393,296	656,565		327,766		—	—	(5)	4,343	1,381,970
	2015	347,480	473,231		263,427		287,972	—	(5)	8,143	1,380,253
	2014	340,000	510,008		218,175		274,125	14,053	(5)	8,737	1,365,098
Kirsten Richesson General Counsel and Secretary	2016	306,491	308,858		102,696		—	—	(5)	7,209	725,254

Sachin Dhawan (1) Senior Vice President, Chief Technology Officer	2016	235,385	3,284,000		517,045		—	—	(5)	202,758	4,239,188

Christopher C. Crum (2) Former Senior Vice President, Sales	2016	269,418	520,590	(4)	260,737	(4)	—	—	(5)	436,821	1,248,231
	2015	348,827	473,231		263,427		284,789	—	(5)	7,262	1,377,536
	2014	340,000	510,008		218,175		274,125	—	(5)	7,089	1,349,397

___________________________________________

(1)	Mr. Dhawan joined the Company in June 2016.

(2)	Mr. Crum separated service with the Company in September 2016.

(3)
Amounts reflect the full grant-date fair value of Options, RSUs and PSAs granted during 2016 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all of these awards in Notes 1 and 8 to our financial statements included in our Form 10-K filed February 27, 2017. In addition, the maximum potential value of the PSAs granted to Ms. Roche and Messrs. Tauscher, Ulrich, Tate and Crum was $2,397,045, $2,397,045, $722,610, $656,565 and $520,590, respectively, assuming the Company achieved the maximum goal for each performance criteria. Ms. Richesson and Mr. Dhawan were not eligible and did not receive any PSA grants in 2016.

(4)
Includes the grant date fair value as of February 22, 2016 for an option to purchase 21,200 shares of common stock, a RSU grant of 6,700 shares and a performance stock award of 6,700 shares (at target), all of which were subsequently canceled upon Mr. Crum’s separation from service with the Company; also includes the incremental fair value attributable to the acceleration of vesting of 7,155 performance shares pursuant to the terms of Mr. Crum’s separation agreement with the Company.

(5)
Amounts represent change in pension value under the Employee Retirement Plan of Safeway Inc. and its Domestic Subsidiaries and the Safeway Retirement Restoration Plans I and II and nonqualified deferred compensation earnings under the Safeway Executive Deferred Compensation Plans I and II. We are no longer part of the same consolidated group as Safeway as of April 14, 2014. Therefore, no accruals or earnings under the Safeway plans are included for 2015 or 2016.

(6)
For 2016, the amounts shown for all of the NEOs included the Company’s matching contributions to the Blackhawk Network 401(k) Plan and the life insurance premiums paid by the Company on behalf of them. In addition, for Mr. Crum, $191,648 relates to severance payments made to him pursuant to his separation agreement, consisting of cash payments of $179,478 and $12,170 for COBRA payments. In addition, 7,155 shares earned but not yet vested under a 2014 Performance Stock Award with a fair value of $239,335 were released following Mr. Crum’s termination. For Mr. Dhawan, the amount shown included a signing bonus of $200,000 for 2016.

Grants of Plan-Based Awards in 2016
The following table sets forth information regarding grants of plan-based awards made to our NEOs during the year ended December 31, 2016:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards Per Share ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold(#)	Target (#)	Maximum(#)
Talbott Roche	2/22/2016	$375,000	$637,500	$1,125,000	15,425	30,850	61,700	—	—	—	1,198,523
	2/22/2016	—	—	—	—	—	—	30,850	—	—	1,198,523
	2/22/2016	—	—	—	—	—	—	—	97,500	38.85	1,199,143
William Y. Tauscher	2/22/2016	$412,500	$536,250	$1,237,500	15,425	30,850	61,700	—	—	—	1,198,523
	2/22/2016	—	—	—	—	—	—	30,850	—	—	1,198,523
	2/22/2016	—	—	—	—	—	—	—	97,500	38.85	1,199,143
Jerry Ulrich	2/22/2016	$230,625	$299,813	$599,625	4,650	9,300	18,600	—	—	—	361,305
	2/22/2016	—	—	—	—	—	—	9,300	—	—	361,305
	2/22/2016	—	—	—	—	—	—	—	29,350	38.85	360,972
David C. Tate	2/22/2016	$200,000	$260,000	$520,000	4,225	8,450	16,900	—	—	—	328,283
	2/22/2016	—	—	—	—	—	—	8,450	—	—	328,283
	2/22/2016	—	—	—	—	—	—	—	26,650	38.85	327,766
Kirsten Richesson	2/22/2016	$76,875	$99,938	$199,875	—	—	—	7,950	—	—	308,858
	2/22/2016	—	—	—	—	—	—	—	8,350	38.85	102,696
Sachin Dhawan	6/14/2016	$212,500	$340,000	$510,000	—	—	—	100,000	—	—	3,284,000
	6/14/2016	—	—	—	—	—	—	—	50,000	32.84	517,045
Christopher C. Crum	2/22/2016	$179,478	$233,321	$466,642	3,350	6,700	13,400	—	—	—	260,295
	2/22/2016	—	—	—	—	—	—	6,700	—	—	260,295
	2/22/2016	—	—	—	—	—	—	—	21,200	38.85	260,737
 __________________________________

(1)
Amounts shown in these columns represent each NEO’s non-discretionary incentive bonus opportunity under our 2016 Bonus Plan. The “Target” amount represents the NEO’s target bonus if the performance goals under the 2016 Bonus Plan were achieved at the target levels, and the “Threshold” and “Maximum” amounts represent the NEO’s minimum and maximum bonuses, respectively, if the performance goals under the 2016 Bonus Plan were achieved at the minimum or the maximum levels.

(2)
The PSAs were awarded in 2016 for the performance periods covering our 2016, 2017 and 2018 fiscal years with one third of the granted shares to be awarded in each year. The “Threshold” number of shares represents 50% of the target number of performance shares granted, which is the number of shares that would be earned based on achieving the minimum performance goals. The “Target” number of shares represents 100% of the performance shares granted, which is the number of shares that would be earned based on achieving the target performance goals. The “Maximum” number of shares shown is 200% of the performance shares granted, which is the number of shares that would be earned based on achieving the maximum performance goals. Ms. Richesson and Mr. Dhawan were not eligible and did not receive any PSA grants in 2016. Please see the section “Compensation Discussion and Analysis—Elements of Compensation⎯Equity Awards” in this Proxy Statement for a detailed discussion of the PSAs.

(3)
Amounts reflect the full grant-date fair value of Options, RSUs and PSAs granted during 2016 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all of these awards in Notes 1 and 8 to our financial statements included in our Form 10-K filed February 27, 2017.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
For a discussion of the salaries, bonuses and equity awards and other compensation received by our NEOs in 2016, please refer to the Compensation Discussion and Analysis above.
2016 Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of Common Stock, as applicable, underlying the outstanding equity incentive plan awards identified for each NEO as of December 31, 2016.

	Option Awards (1)					Stock Awards (1)
Name	Grant Date (2)	Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value Shares That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Talbott Roche	12/6/2010	50,000	—	14.93	12/6/2017
	10/18/2011 (11)	22,000	—	21.03	10/18/2018
	5/14/2012 (5)	40,000	10,000	18.49	5/14/2019
	3/26/2013 (6)	48,750	16,250	20.00	3/26/2020
	3/12/2014 (6)	34,550	34,550	26.73	3/12/2021
	2/23/2015 (6)	17,250	51,750	39.11	2/23/2022
	2/22/2016 (6)	—	97,500	38.85	2/22/2023
	3/12/2014 (8)					10,500	395,588
	2/23/2015 (8)					15,825	596,207
	2/22/2016 (8)					30,850	1,162,274
	3/12/2014 (9)							37,800	1,424,115
	2/23/2015 (10)							15,825	596,207
William Y. Tauscher	3/9/2010	178,784	—	13.63	3/9/2017
	3/14/2011 (4)	375,000	—	17.53	3/14/2018
	5/14/2012 (5)	80,000	20,000	18.49	5/14/2019
	3/11/2013 (6)	121,875	40,625	20.00	3/11/2020
	3/12/2014 (6)	57,776	57,774	26.73	3/12/2021

	Option Awards (1)					Stock Awards (1)
Name	Grant Date (2)	Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value Shares That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	2/23/2015 (6)	41,288	123,862	39.11	2/23/2022
	2/22/2016 (6)	—	97,500	38.85	2/22/2023
	3/12/2014 (8)					17,524	660,217
	2/23/2015 (8)					37,875	1,426,941
	2/22/2016 (8)					30,850	1,162,274
	3/12/2014 (9)							63,090	2,376,916
	2/23/2015 (10)							37,875	1,426,941
Jerry Ulrich	3/9/2010	17,500	—	13.63	3/9/2017
	10/18/2011 (11)	20,000	—	21.03	10/18/2018
	5/14/2012 (5)	34,000	8,500	18.49	5/14/2019
	3/26/2013 (6)	41,250	13,750	20.00	3/26/2020
	3/12/2014 (6)	17,200	17,200	26.73	3/12/2021
	2/23/2015 (6)	8,063	24,187	39.11	2/23/2022
	2/22/2016 (6)	—	29,350	38.85	2/22/2023
	3/12/2014 (8)					5,224	196,814
	2/23/2015 (8)					7,387	278,305
	2/22/2016 (8)					9,300	350,378
	3/12/2014 (9)							18,810	708,667
	2/23/2015 (10)							7,388	278,343
David C. Tate	5/14/2012 (5)	4,500	4,500	18.49	5/14/2019
	3/26/2013 (6)	—	6,875	20.00	3/26/2020
	3/12/2014 (6)	—	13,074	26.73	3/12/2021
	2/23/2015 (6)	4,938	14,812	39.11	2/23/2022
	2/22/2016 (6)	—	26,650	38.85	2/22/2023
	8/21/2013 (7)					3,750	141,281
	3/12/2014 (8)					3,974	149,720
	2/23/2015 (8)					4,537	170,931
	2/22/2016 (8)					8,450	318,354
	3/12/2014 (9)							14,310	539,129
	2/23/2015 (10)							4,538	170,969
Kirsten Richesson	10/18/2011 (12)	1,500	—	21.03	10/18/2018

	Option Awards (1)					Stock Awards (1)
Name	Grant Date (2)	Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value Shares That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	5/14/2012 (5)	3,000	3,000	18.49	5/14/2019
	3/26/2013 (6)	4,375	4,375	20.00	3/26/2020
	3/12/2014 (6)	2,613	5,224	26.73	3/12/2021
	2/23/2015 (6)	1,863	5,587	39.11	2/23/2022
	2/22/2016 (6)	—	8,350	38.85	2/22/2023
	3/12/2014 (8)					4,750	178,956
	2/23/2015 (8)					5,137	193,536
	8/12/2015 (13)					7,500	282,563
	2/22/2016 (8)					7,950	299,516
Sachin Dhawan	6/14/2016 (6)	—	50,000	32.84	6/14/2023
	6/14/216 (8)					100,000	3,767,500
Christopher C. Crum	10/18/2011 (11)	3,000	—	21.03	10/18/2018
	5/14/2012 (5)	4,500	—	18.49	5/14/2019
	3/26/2013 (6)	5,625	—	20.00	3/26/2020
	2/23/2015 (6)	4,938	14,812	39.11	2/23/2022
	2/23/2015 (8)					4,537	170,931
	2/23/2015 (10)							4,538	170,969

__________________________________

(1)
Each Option or SAR granted prior to our initial public offering in April 2013 was pursuant to our 2007 Plan, and each RSA and RSU granted prior to our initial public offering was pursuant to our 2006 Plan. Each award granted after to our initial public offering in April 2013 was pursuant to our 2013 Plan.

(2)	Unless otherwise noted, each Option, SAR, RSA and RSU vests as to 20% of the shares subject to the award on each of the first, second, third, fourth and fifth anniversaries of the grant date.

(3)
The market value of shares of stock that have not vested is calculated based on the fair market value of Common Stock of $37.67 per share which is the closing price of Common Stock on December 30, 2016, the last trading day of the 2016 fiscal year.

(4)	This Option vested as to 20% of the shares subject to the option on the first through fifth anniversary of August 12, 2010.

(5)	This SAR will vest as to 20% of the shares subject to the SAR on the first through fifth anniversaries of March 14, 2012.

(6)	This Option vests as to 25% of the shares subject to the option on each of the first, second, third and fourth anniversaries of the grant date.

(7)	This RSA vests as to 25% of the shares subject to the award on the first, second, third and fourth anniversaries of June 3, 2013.

(8)	These RSUs vest as to 25% of the shares subject to the award on each of the first, second, third and fourth anniversaries of the grant date.

(9)	Represents performance shares earned but not yet vested. Earned performance shares will vest in full on January 3, 2017, subject to the executive’s continued service.

(10)	Represents performance shares earned but not yet vested. Earned performance shares will vest in full on January 4, 2018, subject to the executive’s continued service.

(11)	This Option vests as to 20% of the shares subject to the award on each of the first, second, third, fourth and fifth anniversaries of March 14, 2011.

(12)	This Option vested as to 20% of the shares subject to the option on the first through fifth anniversary of March 14, 2011.

(13)	This RSU vests as to 25% of the shares subject to the award on the first, second, third and fourth anniversaries of August 1, 2015.

2016 Option Exercises and Stock Vested
The following table shows the number of shares of Common Stock, as applicable, acquired by each NEO during fiscal year 2016 upon the exercise of Options and the number of shares of RSAs and RSUs held by each NEO that vested during fiscal year 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Talbott Roche	21,250	455,495	10,525	377,845
William Y. Tauscher	50,000	1,011,248	21,388	775,427
Jerry Ulrich	—	—	5,076	181,904
David C. Tate	22,451	277,580	7,251	256,046
Kirsten Richesson	—	—	6,588	232,168
Sachin Dhawan	—	—	—	—
Christopher C. Crum	6,538	62,277	10,656	364,056
_____________________________________

(1)	Represents the difference between the market price of the underlying shares at exercise and the exercise price of the Option.

(2)	Represents the market price of an underlying share of Common Stock on the vesting date multiplied by the number of shares that have vested.
2016 Pension Benefits
Our NEOs possess accumulated and undistributed benefits under one or more of the following plans: Employee Retirement Plan of Safeway Inc. and its Domestic Subsidiaries, or the Safeway ERP, the Safeway Retirement Restoration Plan I , or the Safeway Retirement Restoration Plan II, (collectively, the “Safeway RRPs”). These benefits were credited for services performed for the Company when we were a subsidiary or division of Safeway. Safeway distributed its remaining shares of our Common Stock on April 14, 2014. For a description of these plans, see our proxy statement for the 2015 Annual Meeting of Stockholders, filed with the SEC on April 8, 2015.
2016 Non-Qualified Deferred Compensation
Participation in the Blackhawk Deferred Compensation Plan is limited to our non-employee directors and certain management and highly compensated employees that are selected by our Compensation Committee. Currently, this includes all of our NEOs. NEOs may elect to defer between 1% and 50% of their base salary and between 10% and 100% of their cash bonus plan compensation to an unfunded, but fully vested account. We may, in our sole discretion, make contributions to the Blackhawk Deferred Compensation Plan from time to time. No such contributions have been made.

At the election of the executive officer, the account balance under the Blackhawk Deferred Compensation Plan may be invested in one or more investment funds, with the hypothetical investment gains and losses derived from the deemed investments credited to (or debited from) the executive officer’s deferred account balance. NEOs must submit irrevocable deferral elections with respect to amounts deferred under the Blackhawk Deferred Compensation Plan that specify when payment will commence – either a fixed date or upon their termination of service with us, provided, however, that any amounts not yet paid will always be paid upon a termination of service. NEOs may elect to receive payment in a lump sum distribution or in annual installments over a period of 5, 10 or 15 years. All amounts deferred under the plan will be paid in accordance with the distribution elections submitted by the executive officer, subject to limited exceptions for small account balances or subsequent deferral elections satisfying certain legal requirements.

Name	Executive Contributions in FY2016 ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in FY2016 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance in FY2016 ($)(1)
Talbott Roche	—	—	—	—	—
William Y. Tauscher	—	—	—	—	—
Jerry Ulrich	$45,930	—	$1,283	—	$47,213
David C. Tate	—	—	—	—	—
Kirsten Richesson	—	—	—	—	—
Sachin Dhawan	—	—	—	—	—
Christopher C. Crum	—	—	—	—	—
_____________________________________

(1)
The amounts reported as executive contributions represent compensation already included in the amounts of the Summary Compensation Table, with the exception of earnings on contributions, as such earnings are not considered at above-market rates or preferential earnings on compensation that is deferred.

We may terminate the Blackhawk Deferred Compensation Plan at any time, but termination will not reduce any existing account balances and will not accelerate payment unless otherwise determined by the Compensation Committee and permitted by applicable law.
Mr. Ulrich has undistributed compensation under the Safeway Executive Deferred Compensation Plans (the “Safeway Deferred Compensation Plans”), attributable to service performed for the Company, when we were a subsidiary or division of Safeway. Safeway distributed its remaining shares of our Common Stock on April 14, 2014. For a description of these plans, see our proxy statement for the 2015 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 8, 2015.
Potential Payments upon Termination or Change in Control
Our NEOs are entitled to certain payments and benefits upon a qualifying termination of employment or a change in control. The following discussion describes the payments and benefits to which our NEOs would have become entitled pursuant to agreements in effect as of December 31, 2016.
Severance Arrangements
Pursuant to the offer letter between Mr. Ulrich and the Company dated June 1, 2006, as amended on August 9, 2007, upon a termination of employment without cause, Mr. Ulrich would be entitled to receive fifty-two (52) weeks of base salary continuation; provided, however, any amount paid during the paid leave of absence that is considered “nonqualified deferred compensation” subject to Section 409A of the Code will be delayed six months if he is determined to be a specified employee under Section 1.409A-1(i) of the Treasury regulations.
The Severance Plan provides for the payment of severance and other benefits to certain eligible employees, (including all of the NEOs) following a change in control (as defined therein) in the event of a subsequent termination of employment by the Company without “cause” or by the eligible employees for “good reason” (each, as defined in the Severance Plan, and each such termination, a Qualifying Termination). In the event of a Qualifying Termination during the 24-month period following a “change in control” (as defined in the Severance Plan), the Severance Plan provides for the following payments and benefits:

•
an amount equal to the product of (i) two (Ms. Roche and Mr. Tauscher), or one and one-half (Messrs. Ulrich, Tate, Dhawan and Crum and Ms. Richesson ), multiplied by (ii) the sum of the executive’s base salary and target annual cash bonus opportunity for the fiscal year of termination, payable in substantially equal installments, in accordance with the Company’s normal payroll procedures, over the 24-month period (Ms. Roche and Mr. Tauscher) or 18-month period (Messrs. Ulrich, Tate, Dhawan and Crum and Ms. Richesson) following the termination date;

•	an additional lump sum payment equal to a prorated portion of the executive’s target annual cash bonus opportunity for time served during the fiscal year of termination;

•	payment or reimbursement of COBRA premiums through the earlier of the end of the applicable COBRA period or the date on which the executive becomes eligible for other health care coverage; and

•
full accelerated vesting of the executive’s time-based equity awards and accelerated vesting of the executive’s performance-based equity awards with respect to 100% of the “target” number of shares subject to such performance-based equity awards.

The eligible employee’s right to receive the severance payments pursuant to the Severance Plan is contingent on the person executing a general release of claims against the Company. In addition, to the extent that any payment or benefit received by an executive would be subject to an excise tax under Section 4999 of the Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to the executive than receiving the full amount of such payments.
On October 17, 2016, we entered into a Separation Agreement with Mr. Crum, effective on September 30, 2016, pursuant to which Mr. Crum released claims against the Company and is receiving (a) twenty-six (26) weeks of base salary, (b) reimbursement of six (6) months of COBRA insurance premiums and (c) acceleration of the vesting date with respect to 7,155 performance shares that have performance-vested under the 2013 Plan. Mr. Crum will forfeit any payments made under (a) above if he is employed by a competing company during the period of twelve (12) months following his termination date.
Deferred Compensation Plan
Benefits Payable upon Termination (other than Death). Under the Blackhawk Deferred Compensation Plan, in the event of a termination of employment of a NEO for any reason other than death, including in connection with a change in control, the NEO is entitled to receive his or her account balance under such plan as of the date of termination. For a discussion of the amounts payable and manner of payment to each of our NEOs under the Blackhawk Deferred Compensation Plan, see the section titled “Non-Qualified Deferred Compensation” above.
In addition, our NEOs have benefits payable upon termination of employment under one or more of the Safeway ERP, the Safeway RRPs and/or the Safeway Deferred Compensation Plans. For a description of these plans, see our proxy statement for the 2015 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 8, 2015.

Benefits Payable Upon Death. Under the Blackhawk Deferred Compensation Plan, any undistributed balance of a NEO will be payable if the executive dies before the entire deferred account balance has been distributed. For a discussion of the amounts payable and manner of payment to each of our NEOs under the Blackhawk Deferred Compensation Plan, see the section titled “Non-Qualified Deferred Compensation” above. The NEO’s beneficiary will receive the balance of the executive’s benefit in the form of a lump sum. In addition, our NEOs have benefits payable upon death under one or more of the Safeway ERP and/or the Safeway RRPs. For a description of these plans, see our proxy statement for the 2015 Annual Meeting of Stockholders, filed with the SEC on April 8, 2015.
Acceleration of Options, RSUs and PSAs upon Death, Disability or Retirement
In the event of the retirement of a NEO at or after the one (1)-year anniversary of the date of grant of an award under the 2013 Plan and the executive officer has attained (i) age 55 and completed 10 consecutive years of service or (ii) age 65, certain Options and RSUs will accelerate and vest in full. Certain PSAs that were granted under the 2013 Plan will vest in full to the extent that they are performance vested as of the date of retirement, and any PSAs that are not then performance-vested will remain outstanding and vest in accordance with the terms of the 2013 Plan. In the event of the death of a NEO or termination on account of disability at or after the one (1)-year anniversary of the date of grant of an award under the 2013 Plan, certain Options and RSUs will accelerate and vest in full. Certain PSAs will be deemed performance vested with respect to the target number of performance shares, and such number of performance shares will vest in full.
Acceleration of Options and SARs upon a Change in Control
In the event we undergo a change in control, Options and SARs held by the NEOs granted under the 2007 Plan will accelerate and vest in full.
Summary of Potential Payments
The following table summarizes the payments that would be made to certain NEOs upon the occurrence of certain qualifying terminations of employment, assuming such NEO’s termination of employment with us occurred on December 31, 2016 and, where relevant, that a change in control of the Company occurred on December 31, 2016. Amounts shown in the table below do not include (i) accrued but unpaid salary, and (ii) other benefits earned or accrued by the NEO during his or her employment that are available to all salaried employees, such as accrued vacation.

Name	Change in Control (No Termination) ($)(2)	Non-Change in Control Severance (except Retirement, Death or Disability)($)	Change in Control Severance ($)(4)	Death ($)		Disability ($)(5)	Retirement ($)
Talbott Roche
Cash	$—	$—	$2,718,751	$—		$—	$—
Continued Healthcare	—	—	26,853	—		—	—
Accelerated Vesting	479,059	—	5,806,423	1,192,414	(5)	1,192,414	—	(5)
Total	479,059	—	8,552,027	1,192,414		1,192,414	—
William Y. Tauscher
Cash	—	—	3,258,750	—		—	—
Continued Healthcare	—	—	37,300	—		—	—
Accelerated Vesting	1,101,727	—	9,562,174	2,853,881	(5)	2,853,881	2,853,881	(5)

Name	Change in Control (No Termination) ($)(2)	Non-Change in Control Severance (except Retirement, Death or Disability)($)		Change in Control Severance ($)(4)	Death ($)		Disability ($)(5)	Retirement ($)
Total	1,101,727	—		12,858,224	2,853,881		2,853,881	2,853,881
Jerry N. Ulrich
Cash	—	461,250	(3)	1,441,407	—		—	—
Continued Healthcare	—	—		37,300	—		—	—
Accelerated Vesting	406,095	—		2,640,403	556,629	(5)	556,629	556,629	(5)
Total	406,095	461,250		4,119,110	556,629		556,629	556,629
David C. Tate
Cash	—	—		1,250,000	—		—	—
Continued Healthcare	—	—		26,853	—		—	—
Accelerated Vesting	207,844	—		2,053,509	341,882	(5)	341,882	—	(5)
Total	207,844	—		3,330,362	341,882		341,882	—
Kirsten Richesson
Cash	—	—		711,094	—		—	—
Continued Healthcare	—	—		37,300	—		—	—
Accelerated Vesting	134,880	—		1,146,628	476,099	(5)	476,099	—	(5)
Total	134,880	—		1,895,022	476,099		476,099	—
Sachin Dhawan
Cash	—	—		1,334,733	—		—	—
Continued Healthcare	—	—		37,300	—		—	—
Accelerated Vesting	—	—		4,009,250	—		—	—
Total	—	—		5,381,283	—	(5)	—	—	(5)
Christopher C. Crum (1)
Cash	—	179,478		—	—		—	—
Continued Healthcare	—	12,170		—	—		—	—
Accelerated Vesting	—	239,335		341,882	341,882		341,882	341,882
Total	—	—		341,882	341,882		341,882	341,882
______________________________________________

(1)	Mr. Crum separated from the Company in September 2016. His severance amounts are disclosed in the Summary Compensation Table.

(2)
Represents the aggregate value of the NEO’s unvested Options and SARs that would have vested on an accelerated basis in connection with a change in control under the 2007 Plan, determined by multiplying the number of accelerating shares by the fair market value of our Common Stock ($37.67 per share) on December 30, 2016, which is the last trading day prior to December 31, 2016 and subtracting the applicable exercise prices.

(3)	Consists of $461,250 for cash severance payable upon a termination of employment without cause.

(4)	Represents payments and benefits under the Severance Plan.

(5)
Represents the aggregate value of the NEO’s unvested Options and RSUs under the 2013 Plan that would have vested on an accelerated basis, determined by multiplying the number of accelerating shares by the fair market value of our Common Stock ($37.67 per share) on December 30, 2016, which is the last trading day prior to December 31, 2016 and subtracting any applicable exercise prices.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes compensation plans under which our equity securities are authorized for issuance as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights (1)	Number of securities. remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (2) (3) (4)	3,065,293	$26.57	4,525,284
Equity compensation plans not approved by security holders	—	—	—
Total	3,065,293	$26.57	4,525,284
___________________________________________

(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights does not include outstanding performance shares, RSUs or RSAs.

(2)	Consists of four plans: the ESPP, the 2006 Plan, the 2007 Plan and the 2013 Plan.

(3)	No further equity awards may be granted under the 2006 Plan or the 2007 Plan.

(4)
Includes (i) 2,953,565 shares available for issuance under the 2013 Plan and (ii) 1,571,719 shares reserved for issuance under the ESPP. The number of securities available for issuance under the 2013 Plan, prior to the amendment described in Proposal No. 5, above, is equal to the sum of (i) 7,000,000 million shares plus (ii) any shares of our Common Stock subject to awards under the 2006 Plan or 2007 Plan that terminate, expire or lapse for any reason, up to a maximum of 4,623,892 shares. Shares available for issuance under the 2013 Plan may be granted pursuant to Options, RSAs, RSUs, deferred stock, dividend equivalents, stock payments, SARs, PSAs and other incentive awards, as selected by the plan administrator. The number of securities available for issuance under the ESPP is equal to the sum of (a) 2,000,000 shares and (b) an annual increase on the first day of each calendar year beginning in 2013 and ending in 2023, equal to the lesser of (x) one percent of the shares of Common Stock of the Company outstanding on the date of adoption of the ESPP and (y) such smaller number of shares of Common Stock as may be determined by the Board. In 2016, the Board determined there would be no annual increase under the ESPP.

COMPENSATION COMMITTEE REPORT
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s 2016 Annual Report on Form 10-K.

Compensation Committee

Paul Hazen, Chairman
Arun Sarin
Jane J. Thompson

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Blackhawk under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of the Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://ir.blackhawknetwork.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Blackhawk’s audited consolidated financial statements as of and for the year ended December 31, 2016, including critical accounting estimates, and management’s report on internal control over financial reporting as of December 31, 2016.
The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and Rule 2-07 of SEC Regulation S-X. In addition, the Audit Committee discussed with Deloitte & Touche LLP their independence, and received from Deloitte & Touche LLP the written disclosures and the letter required by PCAOB Rule 3526 regarding the firm’s independence from Blackhawk. Finally, the Audit Committee discussed with Deloitte & Touche LLP, with and without management present, the scope and results of Deloitte & Touche LLP’s audit of such financial statements and audit of internal control over financial reporting as of December 31, 2016.
Based on these reviews and discussions, the Audit Committee has recommended to the Board that such audited financial statements and management’s report on internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC. The Audit Committee also has engaged Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2017 and is seeking ratification of such selection by the stockholders.

Audit Committee

Mohan Gyani, Chairman
Richard H. Bard
Steven A. Burd
__________________

(1)
Mr. Barnds was appointed to the Audit Committee on February 13, 2017. Between February 13, 2017 and February 27, 2017, the Audit Committee members were Mr. Gyani, who was the Chair of the Audit Committee, Mr. Bard, Mr. Barnds and Mr. Burd. After the Company’s Annual Report on Form 10-K was filed with the SEC on February 27, 2017, Mr. Burd ceased to be a member of the Audit Committee. Mr. Barnds did not participate in the preparation or review of or recommendation of the financial statements included in the Company’s Annual Report on Form 10-K.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
The Board has adopted a written related party transaction policy that sets forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.
As provided by our Audit Committee charter, our Audit Committee is responsible for reviewing and approving in advance any related party transaction.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors, executive officers and certain other employees. These agreements, among other things, require us to indemnify each individual to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the individual in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director, officer or other employee.

HOUSEHOLDING PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for Notices and, if applicable, the 2016 Annual Report and other proxy materials, with respect to two or more stockholders sharing the same address by delivering a single Notice and, if applicable, a single set of the 2016 Annual Report and proxy materials, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This procedure also reduces our printing costs and postage fees and conserves natural resources.
This year, a number of brokers with account holders who are our stockholders will be “householding” Notices and, if applicable, the 2016 Annual Report and other proxy materials. A single Notice and, if applicable, a single set of the 2016 Annual Report and proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and, if applicable, a single set of the 2016 Annual Report and proxy materials, please notify your broker or us. To contact us, direct your written request to Corporate Secretary and General Counsel, Blackhawk Network Holdings, Inc., at 6220 Stoneridge Mall Road, Pleasanton, CA 94588 or contact our Corporate Secretary and General Counsel at (925) 226-9990. If you revoke your consent, we will promptly deliver to you a separate copy of the Notice and, if applicable, a single set of the 2016 Annual Report and proxy materials. Stockholders who currently receive multiple copies of the Notice or the 2016 Annual Report and other proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS
In accordance with regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials, including the 2016 Annual Report (as defined below), to each stockholder of record, we may now furnish these materials on the Internet unless the stockholder has previously requested to receive these materials by mail or e-mail. On or about April 26, 2017, we will mail to our stockholders who have not previously requested to receive these materials by mail or e-mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and the 2016 Annual Report and to vote online. The Notice instructs you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you received the Notice by mail, you will not automatically receive a printed copy of our proxy materials or the 2016 Annual Report unless you follow the instructions for requesting these materials included in the Notice.
INCORPORATION BY REFERENCE
The information contained above under the captions “Compensation Committee Report” and “Report of the Audit Committee of the Board of Directors” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that Blackhawk specifically incorporates it by reference into such filing.

ANNUAL REPORTS
Our Annual Report on Form 10-K for the year ended on December 31, 2016, or the 2016 Annual Report, which is not a part of our proxy soliciting materials, is being mailed with this Proxy Statement to those stockholders that request and receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our 2016 Annual Report at www.proxyvote.com, which does not have “cookies” that identify visitors to the site. Requests for copies of our 2016 Annual Report also may be directed to General Counsel and Secretary, c/o Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588.
We have filed the 2016 Annual Report with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Exhibits to the 2016 Annual Report, other than its Exhibit 10.31, the 2013 Plan, are available upon your written request and upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.
The 2013 Plan, which is attached as Exhibit 10.31 to our Annual Report on Form 10-K filed on February 27, 2017, is hereby incorporated by reference in this Proxy Statement and is considered to be part of this Proxy Statement. The 2013 Plan as so incorporated is available free of charge upon your written request.
All requests should be directed to General Counsel and Secretary, c/o Blackhawk Network Holdings, Inc., 6220 Stoneridge Mall Road, Pleasanton, CA 94588.

Annex A
SECOND AMENDMENT TO
BLACKHAWK NETWORK HOLDINGS, INC.
2013 EQUITY INCENTIVE AWARD PLAN
This Second Amendment (“Second Amendment”) to the Blackhawk Network Holdings, Inc. 2013 Equity Incentive Award Plan, as amended (the “Plan”), is adopted by the Board of Directors (the “Board”) of Blackhawk Network Holdings, Inc., a Delaware corporation (the “Company”), effective as of February 13, 2017 (the “Amendment Date”). Capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.
RECITALS
A.    The Company currently maintains the Plan.

B.
Pursuant to Section 14.1 of the Plan, (i) the Board has the authority to amend the Plan at any time or from time to time, and (ii) the Board has the authority to amend the Plan to increase the limits imposed in Section 3.1 on the maximum number of shares that may be issued under the Plan (the “Share Limit”), subject to approval by the stockholders of the Company twelve (12) months before or after such action.

C.
The Board believes it is in the best interests of the Company and its stockholders to amend the Plan to increase the Share Limit and to make certain other modifications to reflect changes in accounting rules and to better align the Company’s interests with those of its stockholders.

AMENDMENT
The Plan is hereby amended as follows, effective as of the Amendment Date, subject to approval by the stockholders of the Company within twelve (12) months of the Amendment Date:
1.Section 2.10. Section 2.10 of the Plan is hereby deleted and replaced in its entirety with the following:
“2.10. [intentionally omitted]”
2.Section 2.13. Section 2.13 of the Plan is hereby deleted and replaced in its entirety with the following:
“2.13. “Common Stock” shall mean common stock of the Company, par value $0.001 per Share.”

3.	Section 3.1(a). The first sentence of Section 3.1(a) of the Plan is hereby deleted and replaced in its entirety with the following:
“Subject to Sections 3.1(b), 14.1 and 14.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan (the “Share Limit”) shall be equal to the sum of (i) nine million (9,000,000) Shares and (ii) any shares of Class B Common Stock which, as of the Effective Date, are (A) available for issuance under the Prior Plans or (B) underlying awards outstanding under the Prior Plans that, on or after the Effective Date, terminate, expire or lapse for any reason without the delivery of shares to the holder thereof, up to a maximum of four million six hundred twenty-three thousand eight hundred ninety-two (4,623,892) shares, all of which may be issued as Incentive Stock Options; provided, however, that notwithstanding the foregoing, Shares added to the Share Limit pursuant to Section 3.1(a)(ii) shall be available for issuance as Incentive Stock Options only to the extent that making such Shares available for issuance as Incentive Stock Options would not cause any Incentive Stock Option to cease to qualify as such.”
4.Section 3.3. Section 3.3 of the Plan is hereby deleted and replaced in its entirety with the following:
“3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 14.2 hereof, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year (measured from the date of any grant) shall be one million (1,000,000), and the maximum aggregate amount of cash that may be paid in cash during any calendar year (measured from the date of any payment) with respect to one or more Awards payable in cash shall be two million dollars ($2,000,000), provided, however, that the maximum aggregate value of Shares and the maximum amount of cash that may be paid with respect to one or more Awards that may be granted to any one Non-Employee Director during any calendar year (measured from the date of any grant) shall be $750,000, with the value of any Shares based on their Fair Market Value as of the date of grant of the Award (together, the “Individual Award Limits”).”
5.Section 8.2. Section 8.2 of the Plan is hereby deleted and replaced in its entirety with the following:
8.2 Rights as Stockholders. “Subject to Section 8.4 hereof, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in an applicable Program or in the applicable Award Agreement, including the right to receive dividends and other distributions paid or made with respect to the shares; provided, however, that no dividends shall be paid with respect to Shares subject to such restrictions or vesting requirements as are described in Section 8.3 hereof until such restrictions and vesting conditions have lapsed or been removed, and provided further that any extraordinary distributions with respect to Shares shall also be subject to the restrictions and vesting conditions set forth in Section 8.3 hereof.”
6.The heading of Article 9 is hereby deleted and replaced in its entirety with the following:
PERFORMANCE AWARDS; DIVIDENDS AND DIVIDEND EQUIVALENTS; STOCK PAYMENTS; DEFERRED STOCK; RESTRICTED STOCK UNITS; PERFORMANCE SHARE AWARDS; OTHER INCENTIVE AWARDS
7.Section 9.2. Section 9.2 of the Plan is hereby deleted and replaced in its entirety with the following:
Section 9.2    Dividends and Dividend Equivalents
(a)“Subject to Section 9.2(b) hereof, Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Participant and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator. Dividends and Dividend Equivalents with respect to Shares covered by an Award shall only be paid out to the Participant at the same time and to the same extent that the vesting conditions are satisfied and the Performance Goals, if any, are achieved. For the avoidance of doubt, no dividends or Dividend Equivalents shall be paid with respect to unearned or unvested Awards.
(b)Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or SARs.

8.
This Second Amendment shall be and, as of the Amendment Date, is hereby incorporated in and forms a part of the Plan, subject to approval by the stockholders of the Company within twelve (12) months of the Amendment Date.

9.Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.
*****
I hereby certify that this Second Amendment was duly adopted by the Board of Directors of Blackhawk Network Holdings, Inc. on February 13, 2017.
*****

I hereby certify that this Second Amendment was approved by the stockholders of Blackhawk Network Holdings, Inc. on         , 2017.

Executed on this day of , 2017.
Blackhawk Network Holdings, Inc.

By:
	Name:	Kirsten Richesson
	Title:	General Counsel and Secretary

Annex B
INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES
The table below provides further information regarding adjusted financial measures included in this Proxy Statement and reconciliations to GAAP measures.

$ in thousands except percentages and per share amounts
	2016	2015	2014	2013

Total operating revenues	$1,899,778	$1,801,078	$1,444,963	$1,138,088
Issuing bank contract amendments	-	-	-	-
Revenue adjustments from purchase accounting	16,930	7,073	-	-
Marketing revenue	(94,298)	(104,871)	(64,768)	(56,303)
Partner distribution expense	(933,142)	(874,043)	(762,245)	(618,490)
Adjusted operating revenues	$889,268	$829,237	$617,950	$463,295

Adjusted EBITDA:
Net income (loss) before allocation to non-controlling interests	$5,038	$45,809	$45,425	$53,686
Interest and other income (expense), net	449	1,970	184	(241)
Interest expense	21,864	13,171	5,647	-
Income tax expense	(4,102)	26,796	27,490	29,862
Depreciation and amortization	110,424	73,349	52,919	28,479
EBITDA	133,673	161,095	131,665	111,786
Adjustments to EBITDA:
Employee stock-based compensation	32,592	30,130	15,365	8,524
Distribution partner mark-to-market expense	-	-	1,312	8,598
Acquisition-related employee compensation expense	465	3,218	-	-
Asset impairment	5,500	-	-	-
Revenue adjustments from purchase accounting	15,624	7,073	-	-
Other gains / losses, net	(754)	-	-	-
Change in fair value of contingent consideration	2,100	(7,567)	(3,722)	(14,740)
Adjusted EBITDA	$189,200	$193,949	$144,620	$114,168

Adjusted net income
Income (loss) before income tax expense	$936	$72,605	$72,915	$83,548
Employee stock-based compensation	32,592	30,130	15,365	8,524
Distribution partner mark-to-market expense	-	-	1,312	8,598
Acquisition-related employee compensation expense	465	3,218	-	-
Asset impairment	5,500	-	-	-
Revenue adjustments from purchase accounting	15,624	7,073	-	-
Other gains / losses, net	(323)	-	-	-
Change in fair value of contingent consideration	2,100	(7,567)	(3,722)	(14,740)
Amortization of intangibles	62,045	32,366	24,371	6,817
Adjusted income before income tax expense	118,939	137,825	110,241	92,747

Income tax expense (benefit)	(4,102)	26,796	27,490	29,862
Tax expense on adjustments	40,691	21,144	13,684	5,526
Adjusted income tax expense	36,589	47,940	41,174	35,388

Adjusted net income before allocation to non-controlling interests	82,350	89,885	69,067	57,359
Net (income) loss attributable to non-controlling interests, net of tax	(380)	(200)	122	418
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	$ 81,970	$ 89,685	$ 69,189	$ 57,777

B-1

	2016	2015	2014	2013
Adjusted net income attributable to Blackhawk Network Holdings, Inc.	81,970	89,685	69,189	57,777
Adjusted distributed and undistributed earnings allocated to participating securities	(108)	(247)	(320)	(734)
Adjusted net income available for common shareholders	$ 81,862	$ 89,438	$ 68,869	$ 57,043
Diluted weighted average shares outstanding	57,260	56,313	54,309	52,402
Increase in common share equivalents	-	-	-	-
Adjusted diluted weighted average shares outstanding	57,260	56,313	54,309	52,402
Adjusted diluted earnings per share	$1.43	$1.59	$1.27	$1.09

Blackhawk regards the non-GAAP financial measures presented in this proxy statement as useful measures of the operational and financial performance of its business.  Adjusted EBITDA, Adjusted net income and Adjusted diluted earnings per share measures are prepared and presented to eliminate the effect of items from EBITDA, Net income and Diluted earnings per share that the Company does not consider indicative of its core operating performance within the period presented.  Adjusted operating revenues are prepared and presented to offset the distribution commissions paid and other compensation to distribution partners and business clients. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of Adjusted operating revenues. Adjusted operating revenues, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted diluted earnings per share may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these measures in the same manner as Blackhawk. Investors are encouraged to evaluate our adjustments and the reasons we consider them appropriate.

The Company believes Adjusted operating revenues, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, and Adjusted diluted earnings per share are useful to evaluate the Company’s operating performance for the following reasons:

•	adjusting operating revenues for distribution commissions paid and other compensation to retail distribution partners and business clients is useful to understanding the Company’s operating margin;

•	adjusting operating revenues for marketing revenue, which has offsetting marketing expense, is useful for understanding the Company’s operating margin;

•
EBITDA and Adjusted EBITDA are widely used by investors and securities analysts to measure a company’s operating performance without regard to items that can vary substantially from company to company and from period to period depending upon their financing, accounting and tax methods, the book value of their assets, their capital structures and the method by which their assets were acquired;

•
Adjusted EBITDA margin provides a measure of operating efficiency based on Adjusted operating revenues and without regard to items that can vary substantially from company to company and from period to period depending upon their financing, accounting and tax methods, the book value of their assets, their capital structures and the method by which their assets were acquired;

•
in a business combination, a company records an adjustment to reduce the carrying values of deferred revenue and deferred expenses to their fair values and reduces the company’s revenues and expenses from what it would have recorded otherwise, and as such the Company does not believe is indicative of its core operating performance;

•
non-cash equity grants made to employees and distribution partners at a certain price and point in time do not necessarily reflect how the Company’s business is performing at any particular time and the related expenses are not key measures of the Company’s core operating performance;

•
the net gain on the transaction to transition our program-managed GPR business to another program manager, the gain on the sale of our member interest in Visa Europe and other non-recurring gains / (losses) related to our acquisitions is not reflective of our core operating performance;

•	asset impairment charges related to the write-down of technology assets as part of our post-acquisition integration efforts are not key measures of the Company’s core operating performance;

•
intangible asset amortization expenses can vary substantially from company to company and from period to period depending upon the applicable financing and accounting methods, the fair value and average expected life of the acquired intangible assets, the capital structure and the method by which the intangible assets were acquired and, as such, the Company does not believe that these adjustments are reflective of its core operating performance; and

•
non-cash fair value adjustments to contingent business acquisition liability do not directly reflect how the Company is performing at any particular time and the related expense adjustment amounts are not key measures of the Company’s core operating performance.

B-2

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your vote up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR all the nominees listed.

	For All	Withhold All	For All Except
1. Election of Directors:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Anil Aggarwal
02) Richard H. Bard
03) Thomas Barnds
04) Steven A. Burd
05) Robert L. Edwards
06) Jeffrey H. Fox
07) Mohan Gyani
08) Paul Hazen
09) Robert B. Henske
10) Talbott Roche
11) Arun Sarin
12) William Y. Tauscher
13) Jane J. Thompson

The Board of Directors recommends you vote FOR Proposals 2 and 3.

The Board of Directors recommends you vote 1 YEAR on Proposal 4.

	1 year	2 years	3 years	Abstain
4. To cast a non-binding, advisory vote on the frequency of future say-on-pay votes.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000329872_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2016 Annual Report to Stockholders and Notice & Proxy Statement are available at www.proxyvote.com

BLACKHAWK NETWORK HOLDINGS, INC.
Annual Meeting of Stockholders
June 9, 2017 10:00 AM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Talbott Roche and Kirsten Richesson, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BLACKHAWK NETWORK HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on June 9, 2017, at the Pleasanton Marriott Hotel, 11950 Dublin Canyon Road, Pleasanton, CA 94588, and any adjournment or postponement thereof. Each of the appointed proxies is hereby authorized to vote in her discretion upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000329872_2 R1.0.1.15

Continued and to be signed on reverse side